SCHEDULE 14A INFORMATION

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material under 240.14a-12	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

LIGAND PHARMACEUTICALS INCORPORATED

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April 29, 2009

Dear Stockholder:

You are cordially invited to attend the annual meeting of the stockholders of Ligand Pharmaceuticals Incorporated, to be held on Friday, May 29, 2009 at 9:00 a.m. local time at Ligand Pharmaceuticals Incorporated, located at 10275 Science Center Drive, San Diego, California 92121.

Details of the business to be conducted at the annual meeting are given in the attached notice of annual meeting and proxy statement.

Your vote is important, so even if you plan to attend the meeting, I encourage you to sign, date and return the enclosed proxy promptly in the accompanying reply envelope or, if you prefer, you may vote by telephone or on the internet. This will ensure your vote is counted whether or not you are able to attend. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

We look forward to seeing you at the annual meeting.

/s/ JOHN L. HIGGINS
John L. Higgins President and Chief Executive Officer

San Diego, California

YOUR VOTE IS IMPORTANT

In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy or vote by internet or telephone as described in the enclosed proxy materials as promptly as possible. If you are voting by mail, please return it in the enclosed envelope. You do not need to add postage if mailed in the United States.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD FRIDAY, MAY 29, 2009

Dear Stockholder:

The annual meeting of stockholders of Ligand Pharmaceuticals Incorporated (the “Company”) will be held at Ligand Pharmaceuticals Incorporated, located at 10275 Science Center Drive, San Diego, California 92121 on May 29, 2009 at 9:00 a.m. (PDT), for the following purposes:

1.	To elect a board of directors for the following year. Our board of directors has nominated the following persons for election at the meeting: Jason M. Aryeh, Steven J. Burakoff, Todd C. Davis, John L. Higgins, David M. Knott, John W. Kozarich and Stephen L. Sabba.

2.	To approve the amendment and restatement of the Ligand Pharmaceuticals Incorporated 2002 Stock Incentive Plan.

3.	To approve the amendment and restatement of the Ligand Pharmaceuticals Incorporated Employee Stock Purchase Plan.

4.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2009.

5.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

Stockholders of record at the close of business on April 16, 2009 will be entitled to vote at the annual meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the offices of the Company and at the meeting. Whether or not you plan to attend the annual meeting in person, please sign, date and return the enclosed proxy in the envelope provided or, if you prefer, you may vote by telephone or on the internet. If you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted. The prompt return of your proxy will assist us in preparing for the annual meeting.

By Order of the Board of Directors

/s/ CHARLES S. BERKMAN
Charles S. Berkman Vice President, General Counsel & Secretary

San Diego, California

April 29, 2009

LIGAND PHARMACEUTICALS INCORPORATED

10275 Science Center Drive

San Diego, California 92121

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

MAY 29, 2009

On behalf of the board of directors of Ligand Pharmaceuticals Incorporated (the “Company”), we are asking for your proxy, to be used at the annual meeting of stockholders to be held on May 29, 2009. The annual meeting will be held at 9:00 a.m. at Ligand Pharmaceuticals Incorporated, located at 10275 Science Center Drive, San Diego, California 92121. Stockholders of record on April 16, 2009 are entitled to notice of and to vote at the annual meeting. If you need directions to the location of the annual meeting, please contact us at (858) 550-7500. This proxy statement and accompanying proxy materials will be first mailed to stockholders on or about May 1, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 29, 2009

This proxy statement and the Company’s annual report are available electronically at http://bnymellon.mobular.net/bnymellon/lgnd.

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act on the items outlined in the notice of meeting that is attached to this proxy statement. These include the election of directors, the amendment and restatement of our 2002 Stock Incentive Plan, the amendment and restatement of our Employee Stock Purchase Plan and the ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm. In addition, following the formal part of the meeting, management will respond to questions from our stockholders. An annual report on Form 10-K for the year ended December 31, 2008 is enclosed with this proxy statement.

Who can vote at the meeting?

Only stockholders of record as of the close of business on the record date, April 16, 2009, are entitled to vote the shares of stock they held on that date. Stockholders may vote in person or by proxy (see “How do I vote” below). Each holder of shares of common stock is entitled to one vote for each share of stock held on the proposals presented in this proxy statement. Our amended and restated bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, will be a quorum for the transaction of business at the meeting. As of the record date, there were 112,978,603 shares of common stock outstanding (not including 6,607,905 shares held in treasury and not entitled to vote) and only shares of one class of common stock outstanding.

All votes will be counted by an inspector of elections appointed for the meeting. The inspector will count separately “yes” votes, “no” votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as “present” when determining whether there is a quorum to transact business. Abstentions will be counted as votes on the proposals discussed in this proxy statement and will have the same effect as “no” votes. However, broker non-votes will not be counted as votes on any of the proposals.

How do I vote?

By Proxy Card

If you complete and properly sign the enclosed proxy card and return it as instructed on the card, it will be voted as you direct. If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. If you hold your shares in “street name” through a brokerage or other nominee, you will need to obtain a proxy card from the institution that holds your shares.

All shares represented by a proxy will be voted, and if a stockholder specifies a choice with respect to any item to be acted upon, the shares will be voted in accordance with that choice. If no choice is indicated on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this proxy statement, and in favor of the second and third proposals specified in the attached notice of the meeting, and in the discretion of the proxy holders on any other matter that comes before the meeting.

You may revoke your proxy at any time before it is voted. It may be revoked by sending a notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company’s principal executive offices, located at 10275 Science Center Drive, San Diego, California 92121. You may also revoke your proxy by attending the annual meeting and voting in person.

By Telephone or Internet

You may choose instead to vote by telephone or on the internet. To vote by telephone or internet, please follow the instructions on the proxy materials enclosed with this proxy statement.

ITEMS TO BE VOTED ON AT THE MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The persons named below have been nominated by our board of directors to serve as directors of the Company until the next annual meeting of stockholders and until their successors have been elected and qualified. Each person nominated for election has agreed to serve if elected. The proxies received by the proxyholders will be voted for the nominees named below. The seven candidates receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected directors of the Company. As of the date of this proxy statement, our board of directors is not aware of any nominee who is unable to or will decline to serve as a director. If, however, any of those named are unable to serve at the time of the annual meeting, the proxyholders may exercise discretionary authority to vote for substitutes.

Nominees

Name	Offices Held	Year First Elected Director	Age*
John W. Kozarich(A)(N)	Chairman of the Board	2003	58
John L. Higgins	President, Chief Executive Officer and Director	2007	39
Jason M. Aryeh(C)(N)	Director	2006	39
Steven J. Burakoff	Director	2008	66
Todd C. Davis(A)(C)	Director	2007	47
David M. Knott(A)(C)	Director	2007	63
Stephen L. Sabba(N)	Director	2008	49

*	as of April 16, 2009
(A)	Member of the audit committee
(C)	Member of the compensation committee
(N)	Member of the nominating and corporate governance committee

Business Experience of Director-Nominees

John W. Kozarich, Ph.D. has served as a member of our board of directors since March 2003. Dr. Kozarich is chairman and president and a director of ActivX Biosciences, Inc., which he joined in January 2001. ActivX is a wholly owned subsidiary of KYORIN Pharmaceutical Co., Ltd., Tokyo, Japan. From 1992 to 2001, Dr. Kozarich was vice president at Merck Research Laboratories, where he was responsible for a number of research programs. Dr. Kozarich is also a biotechnology professor at the Scripps Research Institute, and previously held faculty positions at the University of Maryland and Yale University School of Medicine. Dr. Kozarich earned his B.S. in chemistry from Boston College, his Ph.D. in biological chemistry from the Massachusetts Institute of Technology, and was an NIH postdoctoral fellow at Harvard University.

John L. Higgins joined the Company in January 2007 as President and Chief Executive Officer and he was also appointed to the Board in March 2007. Prior to joining the Company, Mr. Higgins served as Chief Financial Officer at Connetics Corporation, a specialty pharmaceutical company, since 1997, and also served as Executive Vice President, Finance and Administration and Corporate Development at Connetics since January 2002 until its acquisition by Stiefel Laboratories, Inc. in December 2006. Before joining Connetics, he was a member of the executive management team at BioCryst Pharmaceuticals, Inc., a biopharmaceutical company. Currently, he is a Director of BioCryst and serves as Chairperson of its audit committee. Before joining BioCryst in 1994, Mr. Higgins was a member of the healthcare banking team of Dillon, Read & Co. Inc., an investment banking firm. Mr. Higgins serves as Chairman of CoMentis, Inc, a biopharmaceutical company, and has served as a director of numerous public and private companies. He graduated Magna Cum Laude with an A.B. from Colgate University.

Jason M. Aryeh has served as a member of our board of directors since September 2006. He is the founder and managing general partner of JALAA Equities, LP, a private hedge fund focused on the biotechnology and specialty pharmaceutical sector, and has served in such capacity since 1997. Mr. Aryeh serves on the board of directors of Nabi Biopharmaceuticals, a biotechnology company. Mr. Aryeh also serves as both a special advisor to the Cystic Fibrosis Foundation for Drug Discovery, and as honorary chairman of the New Mexico Chapter of the Cystic Fibrosis Foundation. Mr. Aryeh earned an A.B. in economics, with honors, from Colgate University, and is a member of the Omnicron Delta Epsilon Honor Society in economics.

Steven J. Burakoff, M.D. has served as a member of our board of directors since December 2008. Dr. Burakoff served as a Director of Pharmacopeia, Inc. from February 2005 until December 2008 when Pharmacopeia, Inc. was acquired by the Company. Dr. Burakoff served as Chair of the Department of Pediatric Oncology at Dana-Farber Cancer Institute from 1985 to 2000. He also was the Margaret M. Dyson Professor of Pediatrics at Harvard Medical School from 1998 to 2000 and was awarded the AAI Lifetime Achievement Award by the American Association of Immunologists in 2009. Since December 2007, Dr. Burakoff has served as Director of the Mt. Sinai Cancer Institute. From 2000 to November 2007, Dr. Burakoff served as Director of the Skirball Institute of Biomolecular Medicine at New York University School of Medicine and as Director of the New York University Cancer Institute and Kaplan Comprehensive Cancer Center. Dr. Burakoff earned a B.S. from Lehigh University, an M.S. from Queens College and an M.D. from Albany Medical College.

Todd C. Davis has served as a member of our board of directors since March 2007. Since December 2006, Mr. Davis has served as a managing director of Cowen Healthcare Royalty Partners, LLC, the investment advisor to Cowen Healthcare Royalty Partners, L.P. Previously, from November 2004 to October 2006, Mr. Davis served as a partner at Paul Capital Partners, an investment firm. From 2001 to 2004, Mr. Davis served as a partner at Apax Partners. Mr. Davis has historically served on the boards of several public and private companies, and currently serves on the board of Artex Medical. Mr. Davis earned a B.S. from the U.S. Naval Academy and an M.B.A. from Harvard Business School.

David M. Knott has served as a member of our board of directors since March 2007. Since 1987, Mr. Knott has served as chief investment manager of Knott Partners Management and Dorset Management, two related hedge fund entities. From 1983 to 1987, he served as general partner and analyst at Mandrakos Associates. Prior to that, Mr. Knott was a broker at Donaldson Lufkin & Jenrette (DLJ). Mr. Knott currently serves on the board of directors of Paramount Resources. He received a B.A. in political science from the University of Pennsylvania and an M.B.A. in finance from the Wharton School of the University of Pennsylvania.

Stephen L. Sabba, M.D. has served as a member of our board of directors since August 2008. Dr. Sabba has been a leading Research Analyst and Bio Fund Manager for Knott Partners Management, an investment fund company, since November, 2006. Previously he was a Partner and Director of Research with Kilkenny Capital Management, a Chicago-based hedge fund. Prior to that, Dr. Sabba was Director of Research at Sturza’s Medical Research, and previously was a gastroenterologist and internist in private practice at Phelps Memorial Hospital in North Tarrytown, New York. He received his medical degree from the New York University School of Medicine, and completed a residency in internal medicine and a fellowship in gastroenterology at the Veterans Administration Medical Center in New York City. He earned a Bachelor of Science degree with honors from Cornell University.

Director Independence

Our board of directors has determined that, with the exception of Mr. Higgins, each of the directors is an independent director under the NASDAQ Global Market listing standards. The independent directors have two or more regularly scheduled executive sessions per year at which only the independent directors are present.

Board Meetings and Committees

Our board of directors held two in-person meetings and 11 telephonic meetings, and acted by unanimous written consent two times during the fiscal year ended December 31, 2008. During such year, each director attended at least 90% of the aggregate number of meetings of our board of directors which were held during the periods in which he or she served. The Company does not have a policy regarding attendance of the directors at the annual meeting. At our 2008 annual meeting of stockholders, one of our then-current directors, John Higgins, was in attendance.

Our board of directors has an audit committee, a nominating and corporate governance committee and a compensation committee. Each committee is described below. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found under the “Investor Relations—Corporate Governance—Corporate Charters” section of our website at www.ligand.com. Our board of directors has determined that each member of these committees meets the applicable rules and regulations regarding independence and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

The audit committee was established in March 1992 and is primarily responsible for overseeing the Company’s accounting and financial reporting processes, auditing of financial statements, systems of internal control, and financial compliance programs. The audit committee currently consists of Messrs. Davis and Knott (chair), and Dr. Kozarich, each of whom is independent as defined under Rule 4350 of the NASDAQ Global Market listing standards. The audit committee held five telephonic meetings and acted by unanimous written consent two times during 2008. After reviewing the qualifications of all current committee members and any relationship they may have that might affect their independence from the Company, our board of directors has determined that (i) all current committee members are “independent” as defined under Section 10A of the Securities Exchange Act of 1934, as amended, (ii) all current committee members are “independent” as defined under the NASDAQ Global Market listing standards, (iii) all current committee members have the ability to read and understand financial statements and (iv)Mr. Davis qualifies as an “audit committee financial expert.” The latter determination is based on a qualitative assessment of his level of knowledge and experience based on a number of factors, including his formal education and experience.

The nominating committee was established in December 2001 and is responsible for identifying and recommending candidates for director of the Company. The nominating committee was reconstituted as the nominating and corporate governance committee in March 2007 and consists of Mr. Aryeh (chair) and Drs. Kozarich and Sabba. Each member of the nominating and corporate governance committee is an independent director under Rule 4200(a)(15) of the NASDAQ Global Market listing standards. The nominating and corporate governance committee held one telephonic meeting and acted by unanimous written consent two times during 2008.

The nominating and corporate governance committee considers nominees recommended by stockholders, if submitted in writing to the Secretary at the Company’s principal executive offices and accompanied by the author’s full name, current address and telephone number. The nominating and corporate governance committee has set no specific minimum qualifications for candidates it recommends, but considers each individual’s qualifications, such as high personal integrity and ethics, relevant expertise and professional experience, as a whole. The nominating and corporate governance committee considers candidates throughout the year and makes recommendations as vacancies occur or the size of our board of directors expands. Candidates are identified from a variety of sources including recommendations by stockholders, current directors, management, and other parties. The nominating and corporate governance committee considers all such candidates in the same manner, regardless of source. Under its charter, the nominating and corporate governance committee may retain a search firm to identify and recommend candidates but has not done so to date.

The compensation committee was established in March 1992 and reviews and approves the Company’s compensation policies, sets executive officers’ compensation and administers the Company’s stock option and stock purchase plans. The compensation committee consists of Messrs. Aryeh, Davis (chair) and Knott. Each member is an independent director under Rule 4200(a)(15) of the NASDAQ Global Market listing standards. The compensation committee held five telephonic meetings and acted by unanimous written consent two times during 2008.

Communicating with the Board of Directors

Stockholders may communicate with our board of directors or individual directors by mail, in care of the Secretary, at the Company’s principal executive offices. Letters are distributed to the board of directors, or to any individual director or directors as appropriate, depending on the content of the letter. However, items that are unrelated to the duties and responsibilities of the board of directors will be excluded. In addition, material that is illegal, inappropriate or similarly unsuitable will be excluded. Any letter that is filtered out under these standards, however, will be made available to any director upon request.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the nominees listed above.

PROPOSAL NO. 2

APPROVAL OF AMENDED AND RESTATED LIGAND PHARMACEUTICALS INCORPORATED 2002 STOCK INCENTIVE PLAN

We are asking our stockholders to approve the amendment and restatement of the Ligand Pharmaceuticals Incorporated 2002 Stock Incentive Plan, or the 2002 Plan. The amended and restated 2002 Plan is referred to herein as the Restated Equity Plan. The Restated Equity Plan was adopted by our board in April 2009, subject to stockholder approval. The Restated Equity Plan will become effective if it is approved by the affirmative vote of a majority of the votes cast with respect to the proposal by the shares present in person or represented by proxy and entitled to vote thereon at the Annual Meeting. A “majority of votes cast” means that the number of votes “FOR” the approval of the Restated Equity Plan must exceed the number of votes “AGAINST” the approval of the Restated Equity Plan.

Stockholder approval of the Restated Equity Plan is necessary in order for us to (1) meet the stockholder approval requirements of the NASDAQ, (2) take tax deductions for certain compensation resulting from awards granted thereunder qualifying as performance-based compensation under Section 162(m) of the Internal Revenue Code, as amended, or the Code, and (3) grant incentive stock options, or ISOs, thereunder.

The proposed amendments to the 2002 Plan would:

•

Increase the Share Reserve. We are asking our stockholders to approve an increase of 7,600,000 in the number of shares available for issuance under the Restated Equity Plan. As of April 28, 2009, awards covering a total of 4,641,613 shares were outstanding and an additional 649,380 shares remained available for future grants. The proposed increase in shares available for issuance under the Restated Equity Plan (over the existing share reserve under the 2002 Plan) has been reviewed and approved by our board. In the process, the board determined that the existing number of shares available for issuance under the 2002 Plan was insufficient to meet our ongoing needs to provide long-term incentive grants on an ongoing and regular basis to motivate, reward, and retain key employees who create stockholder value. The increase in shares has been necessitated by the hiring of new employees, our recent acquisition of Pharmacopeia, Inc. and by granting additional stock awards to current employees as long-term incentives. The increase will enable us to continue our policy of equity ownership by employees and directors as an incentive to contribute to our continued success.

•

Revise the Performance Criteria for Performance-Based Awards. The list of performance criteria that may be used by the compensation committee for purposes of granting awards under the Restated Equity Plan that are intended to qualify as performance-based compensation under Section 162(m) of the Code has been expanded, as described below under the heading “Performance Awards.”

Stockholder approval of such terms would preserve our ability to deduct compensation associated with future performance-based awards made under the Restated Equity Plan to certain executives. Section 162(m) of the Code limits the deductions a publicly-held company can claim for compensation in excess of $1 million paid in a given year to its chief executive officer and its three other most highly-compensated executive officers (other than its chief financial officer) (these officers are generally referred to as the “covered employees”). “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap. Stock options and stock appreciation rights qualify as performance-based compensation. Other awards that we may grant under the Restated Equity Plan may qualify as performance-based compensation if the payment, retention or vesting of the award is subject to the achievement during a performance period of performance goals selected by the compensation committee. The compensation committee retains the discretion to set the level of performance for a given performance measure under a performance-based award. For such awards to qualify as performance-based compensation, the shareholders must approve the material terms of the performance goals every five years.

•

Eliminate the Automatic Option Grant Program for Non-Employee Directors, the Director Fee Stock Issuance Program and the Director Fee Option Grant Program. The Restated Equity Plan eliminates the Automatic Option Grant, Director Fee Stock Issuance and the Director Fee Option Grant Programs under the 2002 Plan. As described below under “Compensation of Directors,” the compensation program for our non-employee directors has been amended and future equity awards to non-employee members of the board will be made pursuant to the Restated Equity Plan under the terms of our amended and restated Director Compensation Policy.

The Restated Equity Plan is not being materially amended in any respect other than to reflect the changes described above. If this proposal is not approved, the Restated Equity Plan will not become effective, but the existing 2002 Plan will remain in effect.

Highlights of the Restated Equity Plan

The Restated Equity Plan authorizes the issuance of equity-based compensation in the form of stock options, stock appreciation rights, or SARs, restricted shares, restricted share units, dividend equivalents, stock payments and performance-based awards structured by the compensation committee within parameters set forth in the Restated Equity Plan, for the purpose of providing our directors, officers, employees and consultants equity compensation, incentives and rewards for superior performance. Some of the key features of the Restated Equity Plan that reflect our commitment to effective management of incentive compensation are as follows:

•

Broad-based eligibility for equity awards. We grant equity awards to all of our full-time employees. By doing so, we link employee interests with stockholder interests throughout the organization and motivate our employees to act as owners of the business.

•

Stockholder approval is required for additional shares. The Restated Equity Plan does not contain an annual “evergreen” provision. The Restated Equity Plan authorizes a fixed number of shares, so that stockholder approval is required to increase the maximum number of securities which may be issued under the Restated Equity Plan.

•

No Re-pricing or Replacement of Options or Stock Appreciation Rights. The Restated Equity Plan prohibits, without stockholder approval: (1) the amendment of awards to reduce the exercise price, and (2) the replacement of an option or stock appreciation right with cash, any other award or an option or stock appreciation right with an exercise price that is less than the exercise price per share of the original option or stock appreciation right.

•

No In-the-Money Option or Stock Appreciation Right Grants. The Restated Equity Plan prohibits the grant of options or stock appreciation rights with an exercise or base price less than the fair market value of our common stock, generally the closing price of our common stock, on the date of grant.

•	Section 162(m) Qualification. The Restated Equity Plan is designed to allow awards made under the Restated Equity Plan to qualify as performance-based compensation under Section 162(m) of the Code.

•	Independent Administration. The compensation committee of the board, which consists of only independent directors, will administer the Restated Equity Plan if it is approved by stockholders.

Summary of the Restated Equity Plan

The following is a summary of the principal features of the Restated Equity Plan, assuming approval of this proposal. The summary, however, is not a complete description of all the provisions of the Restated Equity Plan. The proposed Restated Equity Plan is attached to this proxy statement as Appendix A.

Plan Structure

The Restated Equity Plan contains three separate equity programs:

•	the Discretionary Option Grant Program,

•	the Stock Issuance Program, and

•	the Other Stock Awards Program.

The principal features of these programs are described below.

Administration

The Restated Equity Plan will be administered by the compensation committee of the board. This committee has complete discretion, subject to the provisions of the Restated Equity Plan, to authorize awards under the Restated Equity Plan to all eligible persons other than non-employee members of our board. However, the board may also appoint a secondary committee of one or more members of our board of directors to have separate but concurrent authority to make awards under those programs to all eligible individuals other than our executive officers and non-employee members of our board of directors. The full board will administer the Restated Equity Plan with respect to awards to the non-employee members of our board of directors. The term “Plan Administrator,” as used in this proxy statement, will mean the board, the compensation committee or any secondary committee, to the extent each such entity is acting within the scope of its duties under the Restated Equity Plan.

Eligibility

Officers and employees of Ligand and its subsidiaries, whether now existing or subsequently established, non-employee members of our board of directors and consultants and independent contractors of Ligand and its parent and subsidiaries are eligible to participate in the Restated Equity Plan.

As of March 31, 2009, approximately 98 employees and directors, including 5 executive officers, and 7 non-employee members of our board of directors were eligible to receive awards under the plan.

Shares Available

As of April 28, 2009, 649,380 shares of common stock remained available for future issuance under the 2002 Plan and 4,641,613 shares were subject to outstanding awards under the 2002 Plan. If this Proposal 2 is approved, an additional 7,600,000 shares of Common Stock will be available for future issuance under the Restated Equity Plan. The weighted average exercise price of the options reserved for awards already issued is $5.28 and the weighted average remaining contractual life is 7.3 years.

If an award expires or is terminated for any reason before all its shares are exercised, the shares not exercised will be available for subsequent awards under the Restated Equity Plan. In addition, unvested shares issued under the Restated Equity Plan and subsequently repurchased by or forfeited to us will be added back to the number of shares of common stock reserved for issuance under the Restated Equity Plan. Accordingly, such repurchased or forfeited shares will be available for reissuance through one or more subsequent awards under the Restated Equity Plan. Also, if the exercise price of an award is paid with shares of common stock or if shares of common stock are withheld by us in satisfaction of the withholding taxes incurred in connection with the exercise, vesting or payment of an award, then the number of shares of common stock available for issuance under the 2002 Plan will be reduced by the gross number of shares for which the award is exercised, vests or is paid, and not by the net number of shares of common stock issued to the holder of such award.

Adjustments

Should any change be made to the common stock issuable under the Restated Equity Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without our receipt of consideration, or as a result of a change in ownership or control of Ligand, then appropriate adjustments will be made to:

•	the maximum number and/or class of securities issuable under the Restated Equity Plan;

•	the number and/or class of securities for which any one person may be granted awards per calendar year under the Restated Equity Plan;

•	the number and/or class of securities and price per share in effect under each outstanding option; and

•	the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Restated Equity Plan.

In addition, equitable adjustments will be made to outstanding awards in the event a large non-recurring cash dividend is paid to our stockholders, which affects the common stock or share price of the common stock underlying the awards subject to the Restated Equity Plan.

Such adjustments to the outstanding awards will be effected in a manner which will preclude the enlargement or dilution of rights and benefits under those awards.

Valuation

The fair market value per share of common stock on any relevant date under the Restated Equity Plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq Global Market. If there is no reported selling price for such date, then the fair market value per share will be the closing selling price on the last preceding date for which such quotation exists. On April 23, 2009, the closing selling price per share was $2.71.

Discretionary Grant Program

Grants

The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term (up to 10 years) for which any granted option is to remain outstanding.

Price and Exercisability

Each granted option will have an exercise price per share not less than 100% of the fair market value per share of common stock on the option grant date, and no granted option will have a term in excess of 10 years. The shares subject to each option will generally become exercisable for fully-vested shares in a series of installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they are immediately exercisable for any or all of the option shares. The shares acquired under such immediately-exercisable options will normally be unvested and subject to repurchase by us, at the lower of (1) the exercise price paid per share or (2) the fair market value per share of common stock at the time of cessation of service if the optionee ceases service with us prior to vesting in those shares.

The exercise price may be paid in cash, in shares of common stock or, in the Plan Administrator’s discretion, by issuance of a promissory note. Outstanding options may also be exercised through a same-day sale program pursuant to which a designated brokerage firm is to effect an immediate sale of the shares purchased under the option and pay to us, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

No optionee has any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee’s lifetime, the option may be exercised only by such optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee’s lifetime to one or more members of the optionee’s immediate family or to a trust established exclusively for one or more such family members or to the optionee’s former spouse, to the extent such transfer or assignment is in furtherance of the optionee’s estate plan or pursuant to a domestic relations order. The optionee may also designate one or more beneficiaries to automatically receive his or her outstanding options at death.

Termination of Service

Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. The Plan Administrator has discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised, up to the date of the option’s expiration and/or to accelerate the exercisability or vesting of such options in whole or in part.

Stock Issuance Program

Shares may be issued under the Stock Issuance Program at a price per share, if any, determined by the Plan Administrator. The Plan Administrator has complete discretion under this program to determine which eligible individuals are to receive such stock issuances, the time or times when such issuances or awards are to be made, the number of shares subject to each such issuance or award and the vesting schedule, if any, to be in effect for the stock issuance.

The shares issued may be fully and immediately vested upon issuance or may vest upon the recipient’s completion of a designated service period or upon our attainment of pre-established performance goals. The Plan Administrator has, however, the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Stock Issuance Program.

Any unvested shares for which the requisite service requirement or performance objective is not obtained must be surrendered to us for cancellation or repurchase, and the participant will not have any further stockholder rights with respect to those shares.

Other Stock Awards Program

The Plan Administrator has complete discretion under the Other Stock Awards Program to make awards of stock appreciation rights, restricted stock units or dividend equivalents to eligible persons under the Plan.

Stock Appreciation Rights

Stock appreciation rights, or SARs, may be granted in connection with stock options or other awards, or separately. SARs granted by the Plan Administrator in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our common stock over the exercise price of the SAR or a related option or other awards. Except as required by Section 162(m) of the Code with respect to a SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the Plan Administrator in the SAR agreements. The Plan Administrator may elect to pay SARs in cash or in shares of our common stock or in a combination of both.

Restricted Stock Units.

Restricted stock units may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on continued employment or on performance criteria established by our compensation committee. Like stock issuances that are subject to vesting, restricted stock units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike stock issuances, shares issuable pursuant to a restricted stock unit award will not be issued until the restricted stock unit award has vested, and recipients of restricted stock unit awards generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

Dividend Equivalents

Dividend equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant.

Equity Awards to Non-Employee Directors

Non-employee members of our board of directors are eligible for automatic equity awards under the Restated Equity Plan pursuant to the terms of our Director Compensation Policy, which is described below under “Compensation of Directors.”

General Plan Provisions

Change in Ownership or Control

In the event that we are acquired by merger or asset sale, or if there is a change in ownership or control, the Plan Administrator may provide for any or all of the following alternatives:

•	require participants to surrender their outstanding awards for a cash payment;

•	replace outstanding awards with other rights or property;

•	accelerate the vesting of all or a portion of the awards;

•	require that the successor or survivor corporation assume the awards or replace them with equivalent awards; or

•	adjust the terms and conditions of outstanding awards.

In addition, in the event that we are acquired by merger or asset sale, or if there is a change in ownership or control, then awards granted under the Plan may:

•	vest or accelerate in full when such awards are not to be assumed by any successor corporation;

•	vest or accelerate in full when such awards are to be assumed by any successor corporation; or

•	vest or accelerate in full when such awards are to be assumed by any successor corporation and the employee holding such options is involuntarily terminated.

The acceleration of vesting in the event of a change in the ownership or control of Ligand may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of Ligand.

Special Tax Election

The Plan Administrator may provide holders of awards under the Restated Equity Plan with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals may become subject in connection with the exercise or vesting of those awards. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.

Amendment and Termination

The board may amend or modify the Restated Equity Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the board, the Restated Equity Plan will terminate on the earliest of:

•	April 2017;

•	the termination of all outstanding options in connection with certain changes in control or ownership of the company.

Repricing Prohibited

The Restated Equity Plan prohibits, without stockholder approval: (1) the amendment of awards to reduce the exercise price, and (2) the replacement of an option or stock appreciation right with cash, any other award or an option or stock appreciation right with an exercise price that is less than the exercise price per share of the original option or stock appreciation right.

Performance-Based Awards

Performance awards may also be granted pursuant to the Restated Equity Plan. The value of performance awards may be linked to any one or more of the performance criteria listed below, or other specific criteria determined by the Plan Administrator, in each case on a specified date or dates or over any period or periods determined by the Plan Administrator. The goals are established and evaluated by the Plan Administrator and may relate to performance over any periods as determined by the Plan Administrator. The Plan Administrator will determine whether performance awards are intended to be performance-based compensation within the meaning of Section 162(m) of the Code. Following is a brief discussion of the requirements for awards to be treated as performance-based compensation within the meaning of Section 162(m) of the Code.

The Plan Administrator may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be performance-based compensation within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Participants are only entitled to receive payment for a Section 162(m) performance-based award for any given performance period to the extent that pre-established performance goals set by the compensation committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria:

•	net earnings (either before or after interest, taxes, depreciation and amortization),

•	gross or net sales or revenue,

•	net income (either before or after taxes),

•	adjusted net income,

•	operating earnings or profit,

•	cash flow (including, but not limited to, operating cash flow and free cash flow),

•	return on assets,

•	return on capital,

•	return on stockholders’ equity,

•	total stockholder return,

•	return on sales,
•	gross or net profit or operating margin,

•	costs,

•	funds from operations,

•	expenses,

•	working capital,

•	earnings per share,

•	adjusted earnings per share,

•	price per share of our common stock,

•	regulatory body approval for commercialization of a product,

•	implementation or completion of critical projects, and

•	market share,

any of which may be measured with respect to us, or any subsidiary, affiliate or other business unit, either in absolute terms, terms of growth or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The compensation committee will define in an objective fashion the manner of calculating the performance criteria it selects to use for such awards. With regard to a particular performance period, the compensation committee will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the compensation committee may reduce or eliminate (but not increase) the initial award. Generally, a participant will have to be employed by or providing services to us or any of our subsidiaries or affiliates on the date the performance-based award is paid to be eligible for a performance-based award for any period.

The Plan Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the performance goals. Such adjustments may include one or more of the following:

•	items related to a change in accounting principle,

•	items relating to financing activities,

•	expenses for restructuring or productivity initiatives,

•	other non-operating items,

•	items related to acquisitions,

•	items attributable to the business operations of any entity acquired by us during the performance period,

•	items related to the disposal of a business or segment of a business,

•	items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards,

•	items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period,

•	other items of significant income or expense which are determined to be appropriate adjustments,

•	items relating to unusual or extraordinary corporate transactions, events or developments,

•	items related to amortization of acquired intangible assets,

•	items that are outside the scope of our core, on-going business activities,

•	items related to acquired in-process research and development,

•	items relating to changes in tax laws,

•	items relating to major licensing or partnership arrangements,

•	items relating to asset impairment charges,

•	items relating to gains or losses for litigation, arbitration and contractual settlements, or

•	items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

For all awards intended to qualify as performance-based compensation, such determinations will be made by the compensation committee within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

The maximum number of shares which may be subject to awards granted under the Restated Equity Plan to any individual in any calendar year may not exceed 1,000,000 shares of common stock.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the material federal income tax consequences to an employee, consultant or non-employee director granted an award under the Restated Equity Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of federal income taxation that may be relevant in light of a holder’s personal circumstances. This summarized tax information is not tax advice and a holder of an award should rely on the advice of his or her legal and tax advisors.

Option Grants

Options granted under the Restated Equity Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options. The optionee recognizes no taxable income at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the amount by which the fair market value (at the time of exercise) of the purchased shares exceeds the exercise price will be included in the optionee’s income for purposes of the alternative minimum tax. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (1) qualifying and (2) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (1) the amount realized upon the sale or other disposition of the purchased shares over (2) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (1) the lesser of the fair market value of those shares on the exercise date or the sale date over (2) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (1) the fair market value of such shares on the option exercise date or the sale date, if less, over (2) the exercise price paid for the shares. In no other instance will we be allowed a deduction with respect to the optionee’s disposition of the purchased shares.

Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by us in the event of the optionee’s termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when Ligand’s repurchase right lapses, an amount equal to the excess of (1) the fair market value of the shares on the date the repurchase right lapses over (2) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (1) the fair market value of the purchased shares on the exercise date over (2) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

We are entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction is in general allowed for the taxable year of Ligand in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights

No taxable income is recognized upon receipt of a stock appreciation right. The holder recognizes ordinary income, in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder is required to satisfy the tax withholding requirements applicable to such income.

We are entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction generally is allowed for the taxable year in which such ordinary income is recognized.

Direct Stock Issuance

An employee to whom unvested shares are issued generally will not recognize taxable income upon such issuance and we generally will not then be entitled to a deduction unless an election is made by the participant under Section 83(b) of the Code. However, when the restrictions on the shares of stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to unvested stock, the participant generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore, and we will be entitled to a deduction for the same amount. A participant who receives stock in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and we generally will be entitled to a deduction for the same amount.

Restricted Stock Units

An individual to whom restricted stock units are issued will not have taxable income upon issuance and we will not then be entitled to a deduction. An individual to whom restricted stock units are issued will generally realize ordinary income at the time the shares issuable with respect to the restricted stock unit award are distributed to the individual in an amount equal to the fair market value of such shares (less any purchase price), and we will be entitled to a corresponding deduction.

Dividend Equivalents

A recipient of a dividend equivalent award generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction.

Section 162(m) of the Code

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards under the Restated Equity Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock awards will generally qualify as performance-based compensation if (1) the award is granted by a compensation committee composed solely of two or more “outside directors,” (2) the plan contains a per-employee limitation on the number of awards which may be granted during a specified period, (3) the plan is approved by the stockholders, and (4) under the terms of the award, the amount of compensation an employee could receive is based solely on an increase in the value of the stock after the date of the grant (which requires that the exercise price of the option is not less than the fair market value of the stock on the date of grant), and for awards other than options, established performance criteria that must be met before the award actually will vest or be paid.

The Restated Equity Plan is designed to meet the requirements of Section 162(m); however, full value awards granted under the Restated Equity Plan will only be treated as qualified performance-based compensation under Section 162(m) if the full value awards and the procedures associated with them comply with all other requirements of Section 162(m). There can be no assurance that compensation attributable to awards granted under the Restated Equity Plan will be treated as qualified performance-based compensation under Section 162(m) and thus be deductible to us.

Section 409A of the Code

Certain awards under the Restated Equity Plan may be considered “nonqualified deferred compensation” subject to Section 409A of the Code, which imposes additional requirements on the payment of deferred compensation. Generally, if at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Section 409A, or is not operated in accordance with those requirements, all amounts deferred under the nonqualified deferred compensation plan for the current taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, are includible in the gross income of the participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount will be subject to income tax at regular income tax rates plus an additional 20 percent tax, as well as potential premium interest tax.

Plan Benefits

The table below shows, as to our named executive officers and the various indicated groups, the number of shares of common stock subject to awards granted under the 2002 Plan that were outstanding as of March 31, 2009:

Name and Position	Number of Shares Subject to Stock Option Awards	Number of Shares Subject to Restricted Stock Awards/RSUs
John L. Higgins, President and Chief Executive Officer	678,000	125,000
John P. Sharp, Vice President, Finance and Chief Financial Officer	237,000	35,000
Charles S. Berkman, Vice President and General Counsel	271,000	33,666
Zofia E. Dziewanowska, Former Vice President, Clinical Research and Regulatory(1)	133,250	—
Martin Meglasson, Vice President, Discovery Research	338,187	36,999
All directors who are not employees (seven persons)(2)	147,789	131,000
All current executive officers as a group (five persons)	1,657,437	230,665
All employees who are not executive officers (88 persons)	2,529,351	124,157

(1)	Dr. Dziewanowska’s employment terminated effective March 31, 2009.

(2)	Each of the non-employee members of our board of directors will, upon his or her re-election to the board at Annual Meeting, receive 5,000 shares of restricted stock and options to purchase 15,000 shares of common stock under the Restated Equity Plan pursuant to our Director Compensation Policy, namely John W. Kozarich, Jason M. Aryeh, Steven J. Burakoff, Todd C. Davis, David M. Knott and Stephen L. Sabba. Each option will have an exercise price per share equal to the fair market value per share of common stock on the grant date. Bruce A. Peacock decided not to stand for re-election at our upcoming annual stockholders meeting on May 29, 2009.

All other future grants under the Restated Equity Plan are within the discretion of the Plan Administrator and the benefits of such grants are, therefore, not determinable.

Vote Required

Adoption of the Restated Equity Plan requires approval by the affirmative vote of a majority of the votes cast with respect to the proposal by the shares present in person or represented by proxy, and entitled to vote on the proposal at this Annual Meeting. A “majority of votes cast” means that the number of votes “FOR” the approval of the Restated Equity Plan must exceed the number of votes “AGAINST” the approval of the 2009 Plan. Should such stockholder approval not be obtained, then the Restated Equity Plan will not be implemented and the existing 2002 Plan will not terminate until the existing share reserve under the existing 2002 Plan as previously approved by the stockholders has been issued or the earlier expiration of the existing 2002 Plan.

Recommendation of the Board of Directors

Our board believes that the Restated Equity Plan is necessary in order to continue to provide equity incentives to attract and retain the services of high quality employees. OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.

Compensation Plans

We have two compensation plans approved by our stockholders under which our equity securities are authorized for issuance to employees and directors for goods or services, the 2002 Plan and the Employee Stock Purchase Plan.

The following table summarizes information about our equity compensation plans as of December 31, 2008:

	(a) Number of securities to be issued upon exercises of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	3,400,926	$6.55	2,142,800	(1)
Equity compensation plans not approved by security holders(2)	—	—	—
	3,400,926	$6.55	2,142,800

(1)	At December 31, 2008, 2,142,800 and 47,391 shares were available under the 2002 Plan and the 2002 Employee Stock Purchase Plan, respectively, for future grants of stock options or sale of stock.
(2)	There are no equity compensation plans (including individual compensation arrangements) not approved by the Company’s security holders.

PROPOSAL NO. 3

APPROVAL OF AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve the amendment and restatement of our 2002 Employee Stock Purchase Plan, or the ESPP. The proposed amended and restated ESPP is referred to herein as the Restated ESPP. The Restated ESPP was adopted by our board in April 2009, subject to stockholder approval. The Restated ESPP will become effective on July 1, 2009 if approved by the affirmative vote of a majority of the votes cast with respect to the proposal by the shares present in person or represented by proxy and entitled to vote thereon at the Annual Meeting. A “majority of votes cast” means that the number of votes “FOR” the approval of the Restated ESPP must exceed the number of votes “AGAINST” the approval of the Restated ESPP.

The Restated ESPP will implement the following changes:

•	The Restated ESPP will increase the number of shares authorized for issuance under the ESPP by 800,000 shares for a total of 1,310,248 shares.

•	The term of the Restated ESPP will be extended until June 2019.

•

Offering periods under the Restated ESPP will be six months long, will commence on each January 1 and July 1, and will be comprised of only one purchase interval. Offering periods under the existing ESPP are twenty-four months long and are comprised of eight purchase intervals.

•	The Restated ESPP will no longer require three months of employment as a condition to an employee’s eligibility to participate in the Restated ESPP.

•

The Restated ESPP will provide that a participant will be eligible to purchase up to 7,500 shares of Ligand common stock during each offering period, but in no event may a participant purchase more than 7,500 shares of common stock during any calendar year.

•	Update the Restated ESPP to conform it to recently issued Treasury Regulations applicable to employee stock purchase plans.

We believe the Restated ESPP, including the foregoing amendment to increase the number of shares of common stock authorized for issuance under the plan and to extend the term of the plan, is necessary to ensure that a sufficient reserve of common stock is available under the Restated ESPP and that the Restated ESPP will continue to be available to our eligible employees.

The principal features of the Restated ESPP are summarized below for the convenience and information of our stockholders. This description is qualified in its entirety by reference to the Restated ESPP, which is attached to this proxy statement as Appendix B.

General

The Restated ESPP is intended to comply with the requirements of Section 423 of the Internal Revenue Code, thereby assuring the participants the associated tax advantages. These tax advantages are described below under “Material Federal Income Tax Consequences.”

Administration

The Restated ESPP will be administered by the compensation committee, which committee we shall refer to in this proposal as the Plan Administrator. The Plan Administrator will have full authority to administer the Restated ESPP, including the authority to interpret and construe any provision of the Restated ESPP.

Eligibility and Participation

Any individual who is employed by us or any of our parent or subsidiary corporations on a basis under which he or she is regularly expected to work for more than 20 hours per week and more than five months per calendar year (including any corporation which subsequently becomes a parent or subsidiary during the term of the Restated ESPP) will be eligible to participate in the Restated ESPP. An individual must be an eligible employee on the start date of any offering period in order to join that offering period.

As of March 31, 2009, approximately 93 of our employees, including 5 officers, were eligible to participate in the ESPP. Upon the effective date of the Restated ESPP, these employees will also be eligible to participate in the Restated ESPP, subject to the terms and conditions of the Restated ESPP.

Shares Available

Since adoption of the ESPP, an aggregate of 510,248 shares of common stock have been reserved for issuance under the ESPP. As of March 31, 2009, 471,997 shares of common stock had been issued under the ESPP, and 38,251 shares remained available for future issuance.

Assuming approval of this proposal, the shares reserve under the Restated ESPP will be increased by 800,000 shares, resulting in a total of 1,310,248 shares of common stock reserved for issuance under the Restated ESPP, which amount includes the shares that remain available for issuance under the existing ESPP.

Should any change be made to our outstanding common stock by reason of any stock dividend, stock split, exchange or combination of shares or other similar change affecting the outstanding common stock as a class without the company’s receipt of consideration, appropriate adjustments will be made to:

•	the class and maximum number of securities issuable over the term of the Restated ESPP,

•	the class and maximum number of securities purchasable per participant on any purchase date, and

•	the class and number of securities and the price per share in effect under each outstanding purchase right.

Such adjustments are designed to preclude the dilution or enlargement of rights and benefits under the Restated ESPP.

Offering Periods and Purchase Rights

Our common stock will be offered for purchase under the Restated ESPP through a series of successive offering periods. Offering periods under the Restated ESPP will be six months long, unless otherwise determined by the Plan Administrator. The initial offering period under the Restated ESPP will begin on July 1, 2009 and will end on the last trading day of December 2009.

At the time a participant joins an offering period, he or she will be granted a purchase right to acquire shares of common stock during that offering period. Each participant may authorize periodic payroll deductions in any multiple of 1% (up to a maximum of 10%) of his or her total cash earnings to be applied to the acquisition of common stock at semi-annual intervals. The purchase dates will occur on the last trading day of each offering period (e.g., the last trading day of June and December of each year), and all payroll deductions collected from the participant for the offering period will automatically be applied to the purchase of common stock on that date provided the participant remains an eligible employee and does not withdraw from the Restated ESPP prior to that date. The initial purchase date under the Restated ESPP will be the last trading day of December 2009.

A participant may suspend his or her payroll deductions under the Restated ESPP. A participant may also withdraw from the Restated ESPP at any time, and his or her accumulated payroll deductions will be refunded immediately.

A participant’s purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions which the participant may have made for the offering period in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of common stock.

No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

Purchase Price

The purchase price of our common stock acquired on each semi-annual purchase date will be equal to 85% of the LOWER of:

•	the fair market value per share of common stock on the start date of the offering period in which the individual is enrolled, or

•	the fair market value on the last trading day of such offering period.

The fair market value per share of common stock on any particular date under the Restated ESPP will be deemed to be equal to the closing selling price per share on such date on the Nasdaq Global Market. If there is no closing selling price for the common stock on that date, then the fair market value per share shall be the closing selling price on the last preceding date for which such quotation exists. On March 31, 2009, the last selling price per share of our common stock on the Nasdaq Global Market was $2.98.

Special Limitations

The Restated ESPP imposes certain limitations upon a participant’s rights to acquire common stock, including the following limitations:

•

purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of common stock (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding at any time,

•

purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or the stock of any of our parent or subsidiary corporations, and

•	no participant may purchase more than 7,500 shares of common stock during any offering period and no participant may purchase more than 7,500 shares of common stock during any calendar year.

Any payroll deductions not applied because of these limitations will be refunded to the employee.

The Plan Administrator will have the discretionary authority to increase or decrease the per participant and total participant purchase limitations as of the start date of any new offering period under the Restated ESPP, with the new limits to be in effect for that offering period and each subsequent offering period.

Effect of a Change in Control

Should we be acquired by merger, sale of substantially all of its assets or sale of securities representing more than 50% of the total combined voting power of our outstanding securities, then all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition (or on such other date as is determined by the Plan Administrator). The purchase price will be equal to 85% of the lower of:

•	the fair market value per share of common stock on the start date of the offering period in which the individual is enrolled at the time such acquisition occurs, or

•	the fair market value per share of common stock on such purchase date.

Share Proration

Should the total number of shares of common stock which are to be purchased under outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Restated ESPP, the Plan Administrator shall make a pro rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the common stock prorated to such individual, shall be refunded to such participant.

Amendment and Termination

The Restated ESPP will terminate upon the earlier of:

•	the last trading day in June 2019, or

•	the date on which all purchase rights are exercised in connection with a change in ownership of our company.

The board may terminate, suspend or amend the Restated ESPP at any time. However, the board may not, without stockholder approval:

•	increase the number of shares issuable under the Restated ESPP,

•

alter the purchase price formula so as to reduce the purchase price to an amount below 85% of the lower of (1) the fair market value per share of common stock on the start date of an offering period, or (2) the fair market value per share of common stock on the purchase date, or

•	modify the requirements for eligibility to participate in the Restated ESPP.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the material federal income tax consequences to an employee who participates in the Restated ESPP. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of federal income taxation that may be relevant in light of a holder’s personal circumstances. This summarized tax information is not tax advice and a holder of an award should rely on the advice of his or her legal and tax advisors.

The Restated ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code. Under the applicable Internal Revenue Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the Restated ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them.

If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (2) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them.

We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Plan Benefits

Our named executive officers, employee-directors and various other employees who are not executive officers are eligible to participate in the ESPP or the Restated ESPP. Non-employee directors are not eligible to participate in the ESPP or the Restated ESPP. During the period from January 1, 2008 to March 31, 2009, Zofia E. Dziewanowska, our former Vice President, Clinical Research and Regulatory, purchased 5,214 shares at a weighted-average purchase price per share of $2.53, and all employees who are not executive officers (88 persons) purchased 50,143 shares at a weighted-average exercise price per share of $2.49. No other employees of the company participated in the ESPP during that period.

No purchase rights have been granted, and no shares of common stock have been issued under the Restated ESPP for which stockholder approval is sought under this proposal. Because future purchases by employees under the Restated ESPP are dependent upon individual payroll deduction elections and the market price of our common stock, it is not possible to determine the benefits that will be received in the future by participants in the Restated ESPP.

Vote Required

Adoption of the Restated ESPP requires approval by the affirmative vote of a majority of the votes cast with respect to the proposal by the shares present in person or represented by proxy, and entitled to vote on the proposal at this Annual Meeting. A “majority of votes cast” means that the number of votes “FOR” the approval of the Restated ESPP must exceed the number of votes “AGAINST” the approval of the Restated ESPP. Should such stockholder approval not be obtained, then the Restated ESPP will not be implemented and the existing ESPP will not terminate until the existing share reserve under the ESPP as previously approved by the stockholders has been issued or the earlier expiration of the ESPP.

Recommendation of the Board of Directors

Our board believes that the Restated ESPP is necessary in order to continue to provide equity incentives to attract and retain the services of high quality employees. OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

You are being asked to ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. Neither the firm nor any of its members has any relationship with the Company or any of its affiliates, except in the firm’s capacity as the Company’s independent registered public accounting firm.

Stockholder ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm is not required by Delaware law, the Company’s certificate of incorporation, the Company’s amended and restated bylaws, or otherwise. However, the audit committee is submitting the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the selection, the board of directors will reconsider its selection. Even if the selection is ratified, the board of directors or its audit committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if such a change would be in the Company’s and its stockholders’ best interests.

On April 7, 2008, Grant Thornton LLP was appointed to audit the financial statements for the Company for the fiscal year ending December 31, 2008. Representatives of Grant Thornton LLP are expected to be present at the annual meeting, and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares represented and voting at the annual meeting will be required to ratify the selection of Grant Thornton LLP.

Change of Independent Registered Public Accounting Firm

On April 1, 2008, the audit committee dismissed BDO Seidman, LLP as the independent registered public accounting firm of the Company. The reports of BDO Seidman, LLP on the Company’s financial statements as of and for the fiscal years ended December 31, 2005, 2006 and 2007 did not contain an adverse opinion or a disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2005, 2006 and 2007, and through the period ended April 1, 2008, there were no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to BDO Seidman, LLP’s satisfaction, would have caused BDO Seidman, LLP to make reference thereto in its reports on the financial statements for such years. During the period described in the preceding sentence, there were no “reportable events” (as defined in the Securities and Exchange Commission Regulation S-K, Item 304 (a)(1)(v)).

The Company provided BDO Seidman, LLP with a copy of the above disclosures and requested BDO Seidman, LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agreed with the above statements. A copy of that letter, dated April 4, 2008 is filed as Exhibit 16.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 7, 2008.

During the fiscal years ended December 31, 2005, 2006 and 2007 and through April 7, 2008 neither the Company nor anyone acting on its behalf consulted with Grant Thornton LLP regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a disagreement or event identified in response to Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item.

Independent Auditor’s Fees

The following is a summary of the fees incurred by the Company from Grant Thornton LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2008, and from BDO Seidman, LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2007, for professional services rendered for the fiscal years ended December 31, 2008 and December 31, 2007 (in thousands):

Fee Category	Fiscal 2008 Fees	Fiscal 2007 Fees
Audit Fees(1)	$428.6	$955.8
Audit-related Fees(2)	55.9	19.9
Tax Fees(3)	—	124.6
All Other Fees	—	—

Total Fees	$484.5	$1,099.3

(1)	Audit fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements. In 2008 and 2007, audit fees included fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.
(2)	Audit-related fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” Such fees include, among other things, employee benefit plan audits and certain consultations concerning financial accounting and reporting standards.
(3)	Tax fees consist of fees for professional services rendered for assistance with federal, state and international tax compliance.

In considering the nature of the services provided by Grant Thornton LLP during the 2008 fiscal year, the audit committee determined that such services are compatible with the provision of independent audit services. The audit committee discussed these services with Grant Thornton LLP and the Company’s management to determine that they are permitted under the rules and regulation concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

The services performed by Grant Thornton LLP in 2008 were pre-approved in accordance with the requirements of the audit committee charter adopted on November 13, 2006.

Except as stated above, there were no other fees charged by Grant Thornton for 2008 or by BDO Seidman, LLP for 2007. The audit committee considers the provision of these services to be compatible with maintaining the independence of Grant Thornton LLP. None of the fees paid to Grant Thornton LLP under the categories audit-related fees and tax fees described above were approved by the audit committee after services were rendered pursuant to the de minimus exception established by the SEC.

Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Registered Public Accounting Firm

Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that the stockholders vote FOR the ratification of the selection of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

EXECUTIVE OFFICERS

The names of the executive officers of the Company and their ages, titles and biographies as of April 16, 2009 are set forth below.

John L. Higgins, 39, is being considered for the position of director of the Company. See “Election of Directors” for a discussion of Mr. Higgins’ business experience.

Charles S. Berkman, J.D., 40, has served as our Vice President, General Counsel and Secretary since April 2007. Mr. Berkman joined the Company in November 2001 and previously served as Associate General Counsel and Chief Patent Counsel for the Company (and Secretary since March 2007). Prior to joining the Company, Mr. Berkman was an attorney at the international law firm of Baker & McKenzie from November 2000 to November 2001. Before that he served as an attorney at the law firm of Lyon & Lyon from 1993 to November 2000, where he specialized in intellectual property law. Mr. Berkman earned a B.S. in chemistry from the University of Texas and a J.D. from the University of Texas School of Law.

Syed Kazmi, Ph.D., MBA, 52, has served as our Vice President, Business Development & Strategic Planning since July 2007. Dr. Kazmi has more than 20 years of Pharmaceutical R&D and Business development experience. From 1995 until June 2007, he held various positions at Ligand, including Senior Scientist in Molecular Endocrinology, Director of Project Management and leader of multiple drug development teams, and Senior Director of Business Development. Prior to joining Ligand, Dr. Kazmi worked in discovery research at Johnson & Johnson from 1988 to 1995, where his most recent position was Principal Scientist in endocrinology and inflammation drug development programs. From 1985 to 1988, he held his postdoctoral research positions at McMaster University, Hamilton. Dr. Kazmi received a Ph.D. in biochemistry from J.N. University, New Delhi, and an executive MBA from San Diego State University.

Martin D. Meglasson, Ph.D., 59, joined the Company in February 2004 as Vice President, Discovery Research. Prior to joining the Company, Dr. Meglasson was Director of Preclinical Pharmacology at Pharmacia, Inc. where he engaged in research and development of drugs for central nervous system and infectious diseases from 1998 to 2003. From 1996 to 1998, Dr. Meglasson served as Director of Endocrine and Metabolic Research, engaged in diabetes and obesity research , and was a member of the Exploratory Development Committee at Pharmacia & Upjohn. From 1988 to 1996, he was a researcher in the fields of diabetes and obesity at The Upjohn Co. Dr. Meglasson has participated in the discovery and development of two marketed drugs, is an inventor of 18 U.S. patents, and author of 70 scientific publications. Dr. Meglasson received his Ph.D. in pharmacology from the University of Houston and post-doctoral training at the University of Pennsylvania School of Medicine.

John Sharp, CPA, 44, joined the Company in April 2007 as our Vice President, Finance and Chief Financial Officer. From November 2004 to April 2007, Mr. Sharp served as Vice President of Finance of Sequenom, Inc. and served as its Principal Accounting Officer since October 2005. From August 2000 to November 2004, Mr. Sharp served as Director of Accounting at Diversa Corporation, a publicly traded biotech company, where he was responsible for managing the overall accounting function, including financial reporting, internal controls, and corporate governance, during a period of significant company growth. From January 1994 until August 2000, Mr. Sharp was at the public accounting firm PricewaterhouseCoopers, most recently as a Senior Audit Manager. He received a B.S. from San Diego State University, and is a certified public accountant and a member of the Association of BioScience Financial Officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table shows, based on information we have, the beneficial ownership of our common stock as of April 16, 2009, by:

•	all persons who are beneficial owners of 5% or more of our outstanding common stock;

•	each of our current directors, including our president and chief executive officer, Mr. Higgins;

•	each of our named executive officers (as defined below in “Compensation Discussion and Analysis – Summary Compensation Table”); and

•	all of our executive officers and directors as a group.

Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Percentage of ownership is based on approximately 112,978,603 shares of common stock outstanding on April 16, 2009 (not including 6,607,905 shares held in treasury and not entitled to vote). Shares of common stock underlying options include options which are currently exercisable or will become exercisable within 60 days after April 16, 2009, are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group. The address for individuals for whom an address is not otherwise indicated is 10275 Science Center Drive, San Diego, CA 92121.

	Number of Shares Beneficially Owned	Shares Beneficially Owned via Options, Warrants or Convertible Notes	Percent of Class Owned
Beneficial Owner
BVF Partners(1) 900 N. Michigan Ave, Suite 1100 Chicago, IL 60611	16,006,215	135,700	14.29%

Wellington Management Company, LLC(2) 75 State Street Boston, MA 02109	13,873,821	—	12.28%

David M. Knott(3) 485 Underhill Blvd., Ste. 205 Syosset, NY 11791-3419	8,379,757	20,000	7.43%

UBS AG(4) Bahnhofstrasse 45 PO Box CH-8021 Zurich, Switzerland	5,727,869	—	5.07%

Directors and Executive Officers
Jason M. Aryeh(5)	1,649,868	33,781	1.49%

Todd C. Davis	10,000	20,000	*

Elizabeth M. Greetham(6)	10,000	20,000	*

John L. Higgins	332,000	109,250	*

David M. Knott(3)	8,379,757	20,000	7.43%

John W. Kozarich	25,378	60,227	*

Jeffrey R. Perry(7)	33,953	23,781	*

Stephen L. Sabba	10,000	—	*

Charles S. Berkman	55,263	89,001	*

Zofia E. Dziewanowska(8)	33,977	133,250	*

Syed M.I. Kazmi	59,710	71,001	*

Martin D. Meglasson	67,000	141,668	*

John P. Sharp	58,000	58,042	*

Directors and executive officers as a group (13 persons)	10,744,906	780,011	10.20%

*	Less than 1%
(1)	Pursuant to a Form 4 filed on January 27, 2009 by BVF Partners.
(2)	Pursuant to a Schedule 13G filed on April 9, 2009, which reported that Wellington Management Company, LLP had sole voting and dispositive power over 13,736,521 shares.
(3)	Pursuant to a Schedule 13D/A filed December 6, 2006, which reported that David M. Knott and Dorset Management Corporation had sole voting power over 7,693,955 shares, shared voting power over 678,671 shares, sole dispositive power over 8,171,973 shares and shared dispositive power over 291,584 shares.
(4)	Pursuant to a Schedule 13G filed on February 13, 2009, which reported that UBS AG (for the benefit and on behalf of UBS Investment Bank, Wealth Management USA, and Global Wealth Management and Business Banking business groups of UBS AG) had sole voting and dispositive power over 5,727,869 shares.
(5)	Includes 1,572,668 shares held by JALAA Equities, LP., of which Mr. Aryeh is the founder and general partner, 29,700 held directly by Mr. Aryeh, 25,350 shares held by Mr. Aryeh’s spouse and 12,150 held in a family trust.
(6)	On July 20, 2008, Ms. Greetham resigned as a director of the Company.
(7)	On January 20, 2009, Mr. Perry resigned as a director of the Company.
(8)	On March 31, 2009, Dr. Dziewanowska was terminated as the Company’s Vice President, Clinical Research and Regulatory.

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy and Overview of Compensation

The Company’s executive compensation philosophy is intended to provide compensation opportunities that:

•	attract, motivate and retain individuals of superior ability and managerial talent critical to its long-term success;

•	align executives’ interests with the Company’s corporate strategies, business objectives and the long-term interests of the Company’s stockholders;

•	create incentives to achieve key strategic and financial performance measures; and

•	enhance the executives’ incentive to increase the Company’s stock price and maximize stockholder value.

Total Compensation

The compensation package offered to each executive officer is comprised of four elements:

•	base salary;

•	annual variable performance bonus awards payable in cash;

•	long-term stock-based incentive awards; and

•	employee benefits and perquisites.

These are described in more detail below.

The Role of the Compensation Committee

The compensation committee has the primary authority to determine the Company’s compensation philosophy and to establish compensation for the Company’s executive officers. In determining each level of compensation and the total package, the compensation committee reviewed a variety of sources, to determine and set compensation.

The chief executive officer aids the compensation committee by providing annual recommendations regarding the compensation of all executive officers, other than himself. Each named executive officer and senior executive management team member, in turn, participates in an annual performance review with the chief executive officer to provide input about his or her contributions to the Company’s success for the period being assessed. The performance of our chief executive officer and senior executive management team as a group is reviewed annually by the compensation committee.

As in prior years, the compensation committee and the Company’s management consulted several independent compensation surveys to assist them in determining market pay practices for compensating executive officers. These surveys were reviewed to compare the Company’s compensation levels to the market compensation levels, taking into consideration the other companies’ size, the industry, the individual executive’s level of responsibility and his or her years of experience. The current executive salaries were benchmarked against the Radford Global Life Sciences Compensation Report using data from companies with 50-149 employees and the Biotech Employee Development Coalition (BEDC) Survey for companies with 50-149 employees. These surveys were used due to the competitiveness in hiring employees within the biotechnology industry as well as in our geographic location and we believe they represent the types of companies with which we compete for executive talent. With respect to the foregoing survey data, the identities of the individual companies included in the surveys were not provided to the compensation committee, and the compensation committee did not refer to individual compensation information for such companies. Instead, the compensation committee only referred to the statistical summaries of the compensation information for the companies included in such surveys.

Additionally, each year the compensation committee consults surveys of the compensation practices of a peer group of companies in the United States. This is necessary so the Company can offer compensation that is competitive within that group of companies. The peer group companies for 2008 compensation purposes included Acadia Pharmaceuticals, Affymax, Anadys Pharmaceuticals, Arena Pharmaceuticals, Cytokinetics, Dynavax Technologies, Exelixis, Geron, Incyte, Isis Pharmaceuticals, Metabasis Therapeutics, Momenta Pharmaceuticals, Neurocrine Biosciences, NPS Pharmaceuticals, Progenics Pharmaceuticals, Rigel, Sunesis Pharmaceuticals, Telik, and XenoPort.

The selected companies in our peer group are companies that fall within a reasonable range of comparison factors and/or that we may compete with for executive talent. Criteria used in the identification and selection of the peer group included business/labor market competitors in the biotechnology industry similar in size and complexity and companies with market values generally between $200 million and $800 million and involved in various stages of clinical trails. The peer group was not selected on the basis of executive compensation levels. The peer group compensation data is limited to publicly available information and therefore does not provide precise comparisons by position as offered by more comprehensive survey data. The survey data, however, can be used to provide pooled compensation data for positions closely akin to those held by each named executive officer. In addition, the pool of senior executive talent from which the company draws and against which it compares itself extends beyond the limited community of our immediate peer group and includes a wide range of other organizations in the communications sector outside of the company’s traditional competitors, which range is represented by such surveys. As a result, the compensation committee uses peer group data on a limited basis to analyze the overall competitiveness of the company’s compensation with its direct publicly traded peers in the United States and its general compensation philosophy but continues to primarily rely on industry survey data in determining actual executive compensation. For purposes of this compensation discussion and analysis, references to our “peer group” include both the peer group of companies listed above and the survey data reviewed by our compensation committee.

The compensation committee benchmarks total compensation, as well as annual cash and long-term performance compensation to the median (i.e. 50th percentile) of executive officers performing similar job functions at companies in our peer group, adjusted to reflect relative company size and performance. However, we strongly believe in retaining the best talent among our senior executive management team and while we believe that comparisons to market data are a useful tool, we do not believe that it is appropriate to establish executive compensation levels based solely a comparison to data from these companies. Therefore, the compensation committee may approve total compensation packages for senior executive management that vary from the peer group median based on several principal factors. Specifically, officers with relatively less overall experience, less tenure with the Company and/or lower performance ratings over several years will have total compensation set at or below the peer group median. Conversely, if an officer consistently receives favorable performance ratings over successive years, accumulates years of service and expertise with the Company and/or has significant other experience his or her total compensation will typically be above the peer group median.

The compensation levels of our named executive officers reflect to a significant degree their varying roles and responsibilities. Mr. Higgins, in his role as chief executive officer, has the greatest level of responsibility among our named executive officers and, therefore, receives the highest level of pay. This is also consistent with the practices of the companies in our peer group and the summary compensation data included in the summaries of comparable companies reviewed by our compensation committee.

Base Compensation

As discussed above, the Company provides its named executive officers with a base salary that is structured around the median of base salaries offered by our peer group, but will vary from such level based on:

•	industry experience, knowledge and qualifications;

•	the salary levels in effect for comparable positions within the Company’s principal industry marketplace competitors; and

•	internal comparability considerations.

As a general matter, the base salary for each executive officer is initially established through negotiation at the time the officer is hired, taking into account the officer’s qualifications, experience, prior salary and competitive salary information. Increases in base salary from year to year are based upon the performance of the executive officers (other than the chief executive officer) as well as market positioning considerations, as assessed by the chief executive officer and approved by the compensation committee. The compensation committee assesses these factors with respect to the chief executive officer. The Company estimates that the salary levels of our executive officers range from the 50th percentile to the 90th percentile of the salary levels in effect for comparable executive positions at companies in our peer group. In general, the Company’s executives are within a similar percentile for equivalent positions with competing companies. Dr. Dziewanoska’s and Dr. Meglasson’s base salaries during 2008 exceeded the 50th percentile due to their holding such positions prior to the Company’s change in business structure, during which time their positions were compared to companies with over 500 employees with commercial products on the market and their base salaries were set accordingly.

In February 2008, the compensation committee set base salaries for our named executive officers to be in effect until the next annual review. The percentage increase in base salary during 2008 for each named executive officer is as follows:

Mr. Higgins	5.0%
Mr. Sharp	23.8%
Mr. Berkman	5.1%
Dr. Dziewanowska	0%
Dr. Meglasson	4.5%

Performance-Based Compensation

Annual Performance-Based Cash Compensation

It is the compensation committee’s objective to have a substantial portion of each officer’s compensation contingent upon the Company’s performance as well as upon his or her own level of performance and contribution towards the Company’s performance. This allows executive officers to receive bonus compensation in the event certain specified corporate and individual performance measures are achieved.

As an officer’s level of responsibility increases, it is our intent to have a greater portion of his or her total compensation be dependent upon the Company’s performance and stock price appreciation rather than base salary.

The annual performance-based bonus program consists of a cash award if certain performance criteria are satisfied. The Company sets annual incentive targets around a baseline, which is the median (i.e. 50th percentile) of annual incentives offered by our peer group. Under the Company’s program, the potential performance bonus for the chief executive officer is up to 75% of base salary and for the other named executive officers is 50% of base salary, with respect to Drs. Dziewanowska and Meglasson, or 40% of base salary, with respect to Messrs. Sharp and Berkman.

In determining the performance compensation awarded to each executive officer, the Company evaluates the Company’s and executive’s performance in a number of areas. The Company’s performance is measured on both a short-term and long-term basis, so performance compensation is linked to specific, measurable corporate goals and individual performance intended to create value for stockholders.

At the beginning of 2008, our board of directors, with input provided by our named executive officers, established our Company goals for the year. The compensation committee then reviewed and considered a proposed Company-wide (including named executive officers) bonus program in view of the Company goals, including proposed weighting of the various Company goals for annual bonus achievement.

The Company goals approved by the compensation committee for 2008 for purposes of annual bonus achievement, some of which were qualitative and not quantifiable, included: execution of a partnering agreement; complete patient enrollment for the Company’s major clinical trial; file an IND for one of the Company’s internal drug programs; advance the Company’s internal research program; and expand the Company’s corporate profile, for example, with scientific publications and patents, improve the Company culture and maintain expenses within the approved budget.

The goals were stretch goals set above expectations, and challenging to meet, particularly for the partnering agreement and the research and development goals. Approximately 50% of the weighting was applied to research and development goals, and approximately 50% of the weighting was applied to a partnering agreement, budget management and corporate profile and culture related goals. Although our board of directors and our compensation committee have the discretion to make adjustments to our Company goals during the year, they generally believe that once our Company goals are established, they should not be changed.

For 2008, all executive officers did not fully achieve their goals. Given management’s performance relative to the corporate objectives described above and the existing business environment at the time, our board of directors agreed pay management 60% of their eligible bonus payout based on our compensation committee’s evaluation.

Long-Term Performance-Based Equity Incentive Program

In accordance with its philosophy, the Company’s longer term performance-based compensation is based on equity ownership. The Company believes that equity ownership in the Company is important to tie the ultimate level of an executive officer’s compensation to the performance of the Company’s stock and stockholder gains while creating an incentive for sustained growth.

We generally provide equity compensation to our named executive officers through grants of stock options and restricted stock units. The grants are designed to align the interests of our named executive officers with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The compensation committee views granting options and restricted stock unit awards as a retention device and therefore also reviews the status of vesting and number of vested verses unvested options and restricted stock unit awards at the time of grant. Guidelines for the number of stock options and restricted stock unit awards granted to each executive officer are determined using a procedure approved by the compensation committee based upon several factors, including the executive officer’s level of responsibility, salary grade, performance and the value of the stock option and restricted stock unit awards at the time of grant. With respect to our named executive officers, we generally make awards to such officers at the time of initial hire based on an evaluation of the foregoing factors. Additional grants, other than the annual awards to executives, may be made following a significant change in job responsibility or in recognition of a significant achievement. Annual awards are made to our named executive officers when such awards are deemed appropriate by the compensation committee based on an evaluation of the foregoing factors.

Stock options granted under the various stock plans generally have a four year vesting schedule designed to provide an incentive for continued employment. The options generally expire ten years from the date of the grant. This provides a reasonable time frame during which executive officers and other employees who receive grants can benefit from the appreciation of the Company’s shares. The exercise price of options granted under the 2002 Plan is 100% of the fair market value of the underlying stock on the date of grant. Accordingly, the option will provide a return to the executive officer only if the market price of the shares appreciates over the option term. Restricted stock unit awards generally vest in equal installments over three years.

During 2008, we approved grants of stock options and restricted stock unit awards to each of the named executive officers under the 2002 Plan as part of our annual grant program.

On January 23, 2008, the compensation committee approved aggregate awards of 95,000 stock options and 95,000 restricted stock units to our named executive officers pursuant to the Company’s 2002 Plan as follows: John L. Higgins: 40,000 options and 40,000 restricted stock units; Dr. Martin D. Meglasson, 15,000 options and 15,000 restricted stock units; and Charles S. Berkman, John P. Sharp and Dr. Zofia E. Dziewanowska, 10,000 options and 10,000 restricted stock units each. The vesting of each award was contingent upon the achievement during 2008 of certain corporate goals, including: execution of a partnering agreement; complete patient enrollment for the Company’s major clinical trial; file an IND for one of the Company’s internal drug programs; advance the Company’s internal research program; and expand the Company’s corporate profile, for example, with scientific publications and patents, improve the Company culture and maintain expenses within the approved budget.

On January 23, 2009, the compensation committee determined that the goals set forth in the named executive officers’ award agreements were partially achieved, so that, effective February 15, 2009, each executive officer vested in seventy percent (70%) of the foregoing stock option and restricted stock units granted to him or her on January 23, 2008. Accordingly, effective February 15, 2009, the aforementioned restricted stock units granted to the executive officers vested as follows: John L. Higgins: 28,000 stock options and 28,000 restricted stock units; Dr. Martin D. Meglasson, 10,500 stock options and 10,500 restricted stock units; and Charles S. Berkman, Syed Kazmi, John P. Sharp and Dr. Zofia E. Dziewanowska, 7,000 stock options and 7,000 restricted stock units each.

The other equity awards granted to our named executive officers were subject to the standard time-based vesting schedule described above and are described below in the table entitled “Grants of Plan-Based Awards in Fiscal Year 2008.” The benchmark for all of these grants in 2008 was the 75th percentile level of annual option grants and restricted stock awards for similar positions at our peer group companies, adjusted using the above factors and taking into consideration such equivalency factors as our number of shares outstanding and market capitalization, compared to the peer group companies.

Other Elements of Compensation and Perquisites

In order to attract, retain and pay market levels of compensation, we provide our named executive officers and other employees the following benefits and perquisites.

Medical Insurance. The Company provides to each named executive officer, the named executive officer’s spouse and children such health, dental and vision insurance coverage as the Company may from time to time make available to its other executives of the same level of employment. The Company pays a portion of the premiums for this insurance for all employees.

Life and Disability Insurance. The Company provides each named executive officer such disability and/or life insurance as the Company in its sole discretion may from time to time make available to its other executive employees of the same level of employment.

Defined Contribution Plan. The Company and its designated affiliates offer the Section 401(k) Savings/Retirement Plan (the “401(k) Plan”), a tax-qualified retirement plan, to their eligible employees. The 401(k) Plan permits eligible employees to defer from 1% to 90% of their annual eligible compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable in the 401(k) Plan. In April 2007, the Company began to make matching contributions to the 401(k) Plan equal to $0.25 per each $1.00 contributed by an employee up to an annual maximum of $2,000 per year.

Stock Purchase Plan. The Company’s Employee Stock Purchase Plan (the “ESPP”), which qualifies under Section 423 of the Internal Revenue Code, permits participants to purchase Company stock on favorable terms. ESPP participants are granted a purchase right to acquire shares of common stock at a price that is 85% of the stock price on either the first day of the offering period or the stock price on the actual purchase date, whichever is lower. To pay for the shares, each participant may authorize periodic payroll deductions from 1% to 10% of his or her cash compensation, subject to certain limitations imposed by the Internal Revenue Code. All payroll deductions collected from the participant in a purchase period are automatically applied to the purchase of common stock on the next occurring purchase date provided the participant remains an eligible employee and has not withdrawn from the ESPP prior to that date.

Other. The Company makes available certain other perquisites or fringe benefits to executive officers and other employees, such as tuition reimbursement, airline club dues, professional society dues and food and recreational fees incidental to official company functions, including board meetings. The aggregate of these other benefits was less than $10,000 for each executive officer in the last fiscal year.

Severance and Change of Control Arrangements

We believe that reasonable severance benefits for our named executive officers are important because it may be difficult for our executive officers to find comparable employment within a short period of time. We also believe that it is important to protect our named executive officers in the event of a change in control transaction involving us. In addition, it is our belief that the interests of stockholders will be best served if the interests of our senior management are aligned with them, and providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of stockholders. Accordingly, the employment agreements we have entered into with each of our executive officers provide for severance benefits in specified circumstances, as well as benefits in connection with a change of control.

Employment Agreements

We have entered into an employment agreement with Dr. Meglasson providing that he will be entitled to six months’ salary in the event his employment is terminated without cause. For purposes of the employment agreement with Dr. Meglasson, “cause” generally means conviction of any felony or other criminal act, commission of any act of fraud or embezzlement, unauthorized use or disclosure of our confidential or proprietary information or trade secrets, or any other intentional misconduct which adversely effects our business or affairs in a material manner.

Change of Control Arrangements

In addition to the above agreements, the Company has a change of control severance agreement with each of the named executive officers. In the event a named executive officer’s employment is terminated by us without cause or he or she resigns for good reason with 24 months following a change of control of the Company, he or she will be eligible to receive a severance benefit equal to:

•	one times (two times for Mr. Higgins) the annual rate of base salary in effect for such officer at the time of involuntary termination; plus

•

one times (two times for Mr. Higgins) the greater of: (a) the maximum target bonus for the fiscal year the termination occurs; or (b) the maximum target bonus for the fiscal year the change of control occurs; plus

•	twelve (24 for Mr. Higgins) multiplied by the monthly premium the executive would be required to pay for continued health coverage for himself or herself and his or her eligible dependents.

The foregoing severance amount will be payable in a lump sum following the officer’s termination of employment.

The change of control severance agreements also provide that all of a named executive officer’s outstanding stock awards will vest in the event of such a termination. In addition, the post-termination exercise period of a named executive officer’s stock options will be extended from three months to the date that is nine months following the date of termination (but in no event beyond the original expiration date of such options). With respect to stock options held by Mr. Meglasson that were granted prior to the effective date of the change of control severance agreements, the post-termination exercise period of his or her stock options will instead be extended from three months to the later of (1) the fifteenth day of the third month following the date the stock options would have otherwise expired following the date of termination, or (2) the next occurring December 31 following the date of termination (but in no event beyond the original expiration date of such options).

For purposes of the change of control severance agreements, an involuntary termination is either a termination of a named executive officer’s employment by us without cause or his or her resignation for good reason. “Cause” is generally defined as an officer’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof, an officer’s willful and material breach of any obligation or duty under the employment agreement, the Company’s confidentiality and proprietary rights agreement or the Company’s written employment or other written policies that have previously been furnished to the officer, which breach is not cured within 30 days after written notice thereof is received by the officer, if such breach is capable of cure, the officer’s gross negligence or willful misconduct, including without limitation, fraud, dishonesty or embezzlement, in the performance of his or her duties, or the officer’s continuing failure or refusal to perform his or her assigned duties or to comply with reasonable directives of the board of directors that are consistent with the officer’s job duties (which directives are not in conflict with applicable law), which failure is not cured within 30 days after written notice thereof is received by Employee.

For purposes of the change of control severance agreements, “good reason” is generally defined as a material diminution in the officer’s authority, duties or responsibilities, a material diminution in the officer’s base compensation, a material change in the geographic location at which the officer must perform his or her duties, or any other action or inaction that constitutes a material breach by the Company or any successor or affiliate of its obligations to the officer under the employment agreement. An officer must provide written notice to the Company of the occurrence of any of the foregoing events or conditions without his or her written consent within 90 days of the occurrence of such event. The Company will have a period of 30 days to cure such event or condition after receipt of written notice of such event from the officer. Any voluntary termination of an officer’s employment for “good reason” must occur no later than the date that is six months following the initial occurrence of one of the foregoing events or conditions.

For purposes of the change of control severance agreements, a “change of control” has generally the same definition as given to such term under our 2002 Plan, as described under Proposal 2 above.

Equity awards granted under the 2002 Plan to the named executive officers may be subject to accelerated vesting in the event of a “change of control.” For a discussion of these provisions, please see Proposal 2 above.

Separation Agreement with Dr. Dziewanowska

On March 27, 2009, we entered into a separation agreement with Dr. Dziewanowska. Pursuant to the separation agreement, Dr. Dziewanowska’s employment with the Company terminated as of March 31, 2009, as part of a realignment of staff and corporate responsibilities following our acquisition of Pharmacopeia, Inc. The separation agreement provides Dr. Dziewanowska with the following benefits: (1) she received a cash lump sum payment of $499,200, (2) we will continue to pay a portion of her healthcare insurance premiums for 12 months following her termination date (or until she accepts employment with another employer providing comparable benefits) such that her premiums are the same as for active employees, (3) all of her unvested stock awards vested in full on her termination date, and (4) she will have an extended period of time during which to exercise her vested stock options following her termination of employment. The foregoing benefits were provided in exchange for a general release of claims by Dr. Dziewanowska in favor of us.

Compensation Recovery Policy

Our board of directors maintains a policy that it will evaluate in appropriate circumstances whether to seek the reimbursement of certain compensation awards paid to an executive officer if such executive engages in misconduct that caused or partially caused a restatement of financial results, in accordance with section 304 of the Sarbanes-Oxley Act of 2002. If circumstances warrant, we will seek to claw back appropriate portions of the executive officer’s compensation for the relevant period, as provided by law.

Policies with Respect to Equity Compensation Awards

The Company grants all equity incentive awards based on the fair market value as of the date of grant. The exercise price for stock option grant and similar awards is determined by reference to the closing price per share on the NASDAQ Global Market on the date of grant.

Equity incentive awards under the compensation programs discussed above are made at regular compensation committee meetings and at special meetings as needed. For example, a special meeting may be called if a regular meeting is cancelled or following the annual performance review process. The effective date for such grants is the date of such meeting. The Company may also make grants of equity incentive awards at the discretion of the compensation committee or the board of directors in connection with the hiring of new named executive officers and other employees.

Policies Regarding Tax Deductibility of Compensation

Within its performance-based compensation program, the Company aims to compensate the named executive officers in a manner that is tax-effective for the Company. Section 162(m) of the Internal Revenue Code restricts the ability of publicly held companies to take a federal income tax deduction for compensation paid to certain of their executive officers to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. However, this limitation does not apply to compensation that is performance-based.

The non-performance based compensation paid in cash to the Company’s executive officers for the 2008 fiscal year did not exceed the $1.0 million limit per officer, and the compensation committee does not anticipate that the non-performance based compensation to be paid in cash to the Company’s executive officers for fiscal 2009 will exceed that limit.

In addition, the 2002 Plan has been structured so that any compensation paid in connection with the exercise of options grants under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation. Therefore, it will not be subject to the $1.0 million deduction limitation.

Summary Compensation Table

The following table provides information regarding the compensation earned by our named executive officers during the fiscal years ended December 31, 2008, 2007 and 2006.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total
John L. Higgins, President and Chief Executive Officer	2008	$418,333		—		$1,131,692	$119,298	$188,250	$2,486	$1,860,059
	2007	$383,333		—		$867,625	—	$287,500	$149,140	$1,687,598

John P. Sharp, Vice President, Finance and Chief Financial Officer	2008	$255,833		—		$88,995	$91,105	$61,400	$2,532	$499,865
	2007	$140,808	(4)	—		$17,395	$32,507	$53,507	$1,608	$245,825

Charles S. Berkman, Vice President and General Counsel	2008	$244,010		—		$78,215	$108,527	$58,562	$2,526	$491,840
	2007	$230,878		—		$23,935	$50,082	$87,734	$2,446	$395,075

Dr. Zofia E. Dziewanowska, Vice President, Clinical Research and Regulatory	2008	$332,800		—		$67,434	$138,267	$99,840	$8,858	$647,199
	2007	$329,600		$53,333	(5)	$8,118	$122,682	$156,560	$8,858	$679,151

Dr. Martin Meglasson, Vice President, Discovery Research	2008	$316,207		—		$95,473	$173,856	$94,862	$4,322	$684,720
	2007	$300,760		—		$12,757	$92,368	$142,861	$7,322	$556,067
	2006	$292,000		$91,000		—	$183,057	$90,338	$27,742	$684,137

(1)	Reflects the dollar amount recognized for financial statement reporting purposes for the relevant year for stock and option awards, as applicable, as determined pursuant to SFAS 123 (revised 2004), Share-Based Payment (SFAS 123(R)), without regards to estimates for forfeitures. These compensation costs reflect stock and option awards granted in and prior to the relevant year . The assumptions used to calculate the value of stock and option awards are set forth under Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 16, 2009.
(2)	Represents performance bonus awards under the management bonus plan earned in 2006, 2007 and 2008, but paid in the subsequent year.
(3)	For each named executive officer other than Mr. Higgins, represents life insurance and 401(k) matching funds paid by the Company. The amount for Mr. Higgins in 2007 includes a lump sum relocation payment of $146,674, $466 in life insurance premiums and $2,000 of 401(k) matching funds.
(4)	Actual salary and bonus amount paid was prorated based on employment start date of April 30, 2007.
(5)	Represents a bonus award for 2006 under the Company’s retention bonus plan.

Grants of Plan-Based Awards in Fiscal Year 2008

The following table summarizes plan-based awards granted to our named executive officers during the last fiscal year.

Name(1)	Grant Date	Date of Compen- sation Committee Action Approving Award	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
John L. Higgins	—	—	—	315,000	—	—	40,000	—	—	—	—	—	—
	2/23/08	1/23/08							75,000	—	—	3.50	262,500
	2/23/08	1/23/08							—	260,000	3.50	—	558,636
	2/23/08	1/23/08							40,000	—	—	3.50	140,000
	2/23/08	1/23/08							—	40,000	3.50	—	85,944

John P. Sharp	—	—	—	104,000	—	—	10,000	—	—	—	—	—	—
	2/23/08	1/23/08							18,000	—	—	3.50	63,000
	2/23/08	1/23/08							—	80,000	3.50	—	171,888
	2/23/08	1/23/08							10,000	—	—	3.50	35,000
	2/23/08	1/23/08							—	10,000	3.50	—	21,486

Charles S. Berkman	—	—	—	98,000	—	—	10,000	—	—	—	—	—	—
	2/23/08	1/23/08							18,000	—	—	3.50	63,000
	2/23/08	1/23/08							—	80,000	3.50	—	171,888
	2/23/08	1/23/08							10,000	—	—	3.50	35,000
	2/23/08	1/23/08							—	10,000	3.50	—	21,486

Zofia E. Dziewanowska	—	—	—	166,400	—	—	10,000	—	—	—	—	—	—
	2/23/08	1/23/08							18,000	—	—	3.50	63,000
	2/23/08	1/23/08							—	80,000	3.50	—	171,888
	2/23/08	1/23/08							10,000	—	—	3.50	35,000
	2/23/08	1/23/08							—	10,000	3.50	—	21,486

Martin D. Meglasson	—	—	—	158,673	—	—	15,000	—	—	—	—	—	—
	2/23/08	1/23/08							20,000	—	—	3.50	70,000
	2/23/08	1/23/08							—	85,000	3.50	—	182,631
	2/23/08	1/23/08							10,000	—	—	3.50	52,500
	2/23/08	1/23/08							—	10,000	3.50	—	32,229

(1)	Cash bonus awards granted under our annual performance bonus program. Actual bonus amounts paid are reflected in the Summary Compensation Table above.
(2)	The vesting of each award was contingent upon the achievement during 2008 of certain corporate goals, as described above under “Long-Term Performance-Based Equity Incentive Program.”
(3)	The restricted stock awards granted to the named executive officers vest in equal installments over a three year period. For a description of the change of control provisions applicable to the foregoing equity awards, see “Severance and Change of Control Arrangements” above.
(4)	Each option grant to the named executive officers vests 12.5% after six months from grant and the remainder in 42 equal monthly installments. For a description of the change of control provisions applicable to the foregoing equity awards, see “Severance and Change of Control Arrangements” above.
(5)	Represents the fair value of the stock option or stock award at the time of grant as determined in accordance with the provisions of SFAS No. 123(R). See Note 2 in the “Notes to Financial Statements” included in our annual report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on March 16, 2009.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on all stock option awards and stock awards held by the named executive officers of the Company as of December 31, 2008. All outstanding equity awards are in shares of the Company’s common stock.

	Option Awards(1)					Stock Awards(2)
Name(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(3)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(4)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Unit or Other Rights That Have Not Vested (#)(4)	Equity incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
John L. Higgins	54,167	205,833	—	3.50	2/22/18
	—	—	40,000	3.50	2/22/18
						150,000	411,000	—	—
						—	—	40,000	109,600

John P. Sharp	20,333	29,167	—	6.81	4/29/17
	16,667	63,333	—	3.50	2/22/18
	—	—	10,000	3.50	2/22/18
						28,000	76,720	—	—
						—	—	10,000	27,400

Charles S. Berkman	20,000	—	—	13.90	12/12/11
	6,000	—	—	12.18	12/10/13
	4,500	1,500	—	8.85	12/7/15
	8,333	11,667	—	6.81	4/29/17
	12,000	20,000	—	7.15	6/19/17
	16,667	63,333	—	3.50	2/22/18
	—	—	10,000	3.50	2/22/18
						25,333	69,412	—	—
						—	—	10,000	27,400

Zofia E. Dziewanowska	35,000	—	—	14.45	5/15/12
	20,000	—	—	2.01	3/5/13
	10,000	—	—	14.56	5/12/14
	10,677	1,823	—	4.75	7/4/15
	13,750	6,250	—	9.40	3/9/16
	11,250	18,750	—	7.15	6/19/17
	16,667	63,333	—	3.50	2/22/18
	—	—	10,000	3.50	2/22/18
						22,666	62,105	—	—
						—	—	10,000	27,400

Martin D. Meglasson	50,000	—	—	13.13	2/25/14
	7,500	2,187	—	4.75	7/4/15
	17,188	7,812	—	9.40	3/9/16
	19,500	32,500	—	7.15	6/19/17
	17,708	67,292	—	3.50	2/22/18
	—	—	15,000	3.50	2/22/18
						27,333	74,892	—	—
						—	—	15,000	41,100

(1)	Each option grant to the named executive officers has a ten year term from the date of grant. Exercise prices for awards granted prior to April 2007 reflect the $2.50 downward adjustment made to such exercise prices in April 2007 to reflect the Company’s one-time special cash dividend paid in April 2007. For a description of the change of control provisions applicable to the stock option awards, see “Severance and Change of Control Arrangements” above.

(2)	For a description of the change of control provisions applicable to the stock awards, see “Severance and Change of Control Arrangements” above.
(3)	Each option vests 12.5% after six months from grant and the remainder in 42 equal monthly installments.
(4)	The vesting of each award was contingent upon the achievement during 2008 of certain corporate goals, as described above under “Long-Term Performance-Based Equity Incentive Program.”
(5)	The restricted stock awards granted to named executive officers, except for John Higgins, vest in equal installments over a three year period. The restricted stock awards granted to John Higgins vest in equal installments over a two year period.
(6)	Computed by multiplying the closing market price of our common stock on December 31, 2008 by the number of shares of restricted stock subject to such award.

Option Exercises and Stock Vested During Fiscal Year 2008

The following table provides information on stock option exercises and stock vesting in fiscal 2008 by the named executive officers of the Company.

	Option Awards		Stock Awards
Name	No. of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John L. Higgins	—	—	75,000	262,500
John P. Sharp	—	—	5,000	17,500
Charles S. Berkman	—	—	3,667	12,835
Zofia E. Dziewanowska	—	—	2,334	8,169
Martin D. Meglasson	—	—	3,667	12,835

(1)	The value realized upon exercise of stock options reflects the price at which shares acquired upon exercise of the stock options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.
(2)	Computed by multiplying the closing market price of our common stock on the vesting date by the number of shares of restricted stock subject to such award vesting on the applicable vesting date.

Potential Payments Upon Termination or Change in Control

The following table summarizes potential change of control and severance payments to each named executive officer. The three right-hand columns describe the payments that would apply in three different potential scenarios—a termination without cause prior to a change in control or more than 24 months following a change of control; a change of control without a termination of employment; or a termination of employment as a result of the named executive officer’s resignation for good reason or termination of employment by us other than for cause, in each case within 24 months following a change of control. The table assumes that the termination or change of control occurred on December 31, 2008. For purposes of estimating the value of accelerated equity awards to be received in the event of a termination of employment or change in control, we have assumed a price per share of our common stock of $2.74, which represents the closing market price of our common stock as reported on the Nasdaq Global Market on December 31, 2008, the last trading day of 2008. All cash severance benefits will be paid in a lump sum.

Name	Benefit	Termination Without Cause; No Change of Control ($)	Change of Control; No Termination ($)(1)	Termination Without Cause or Resignation for Good Reason within 24 Months Following a Change of Control ($)
John L. Higgins	Salary	—	—	840,000
	Bonus	—	—	630,000
	Option acceleration	—	—	—
	Stock Award acceleration	—	520,600	520,600
	Benefits continuation	—	—	30,531
	Total value:	—	520,600	2,021,131

John P. Sharp	Salary	—	—	260,000
	Bonus	—	—	104,000
	Option acceleration	—	—	—
	Stock Award acceleration	—	104,120	104,120
	Benefits continuation	—	—	15,266
	Total value:	—	104,120	483,386

Charles S. Berkman	Salary	—	—	244,010
	Bonus	—	—	97,604
	Option acceleration	—	—	—
	Stock Award acceleration	—	96,812	96,812
	Benefits continuation	—	—	25,279
	Total value:	—	96,812	463,705

Zofia E. Dziewanowska	Salary	166,400	—	332,800
	Bonus	—	—	166,400
	Option acceleration	—	12,800	12,800
	Stock Award acceleration	—	89,505	89,505
	Benefits continuation	—	—	8,462
	Total value:	166,400	102,305	609,967

Martin D. Meglasson	Salary	158,104	—	474,311
	Bonus	—	—	158,104
	Option acceleration	—	—	—
	Stock Award acceleration	—	115,992	115,992
	Benefits continuation	—	—	25,279
	Total value:	158,104	115,992	773,686

(1)	The 2002 Plan provides that options will vest in the event of a change of control and the options are not assumed or replaced by a successor. This disclosure assumes that the successor does not assume or replace the options.

Compensation of Directors

The following table provides information related to the compensation of each of our non-employee directors for fiscal 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(10)	Option Awards ($)(10)	All Other Compensation ($)(11)	Total ($)
Jason M. Aryeh(1)	35,700	21,562	—	60,000	117,262
Stephen J. Burakoff(2)	—	—	—	—	—
Todd Davis(3)	41,500	21,562	—	—	63,062
Elizabeth M. Greetham(4)	23,000	21,562	—	—	44,562
David Knott(5)	28,917	21,562	—	—	50,479
John W. Kozarich(6)	70,000	21,562	—	—	91,562
Jeffrey R. Perry(7)	26,700	21,562	—	—	48,262
Bruce A. Peacock(8)	—	—	—	—	—
Stephen L. Sabba(9)	14,720	13,836	—	—	28,556

(1)	As of December 31, 2008, Mr. Aryeh held options to purchase 23,781 shares of our common stock and 5,000 unvested shares of restricted stock. During 2008, Mr. Aryeh received 5,000 shares of restricted stock with a grant date fair value of $11,750.
(2)	Mr. Burakoff joined our board on December 23, 2008. Upon his election, Mr. Burakoff received an initial grant of restricted stock of 10,000 shares. The grant date fair value of such stock grant was $25,800. As of December 31, 2008, Mr. Burakoff held only such shares of restricted stock.
(3)	As of December 31, 2008, Mr. Davis held options to purchase 20,000 shares of our common stock and 5,000 unvested shares of restricted stock. During 2008, Mr. Davis received 5,000 shares of restricted stock with a grant date fair value of $11,750.
(4)	Ms. Greetham resigned from the Board in July 2008. As of the date of her resignation, Ms. Greetham held options to purchase 20,000 shares of our common stock and 5,000 unvested shares of restricted stock. During 2008, Ms. Greetham received 5,000 shares of restricted stock with a grant date fair value of $11,750.
(5)	As of December 31, 2008, Mr. Knott held options to purchase 20,000 shares of our common stock and 5,000 unvested shares of restricted stock. During 2008, Mr. Davis received 5,000 shares of restricted stock with a grant date fair value of $11,750.
(6)	As of December 31, 2008, Dr. Kozarich held options to purchase 60,227 shares of our common stock and 5,000 shares of unvested restricted stock. During 2008, Mr. Kozarich received 5,000 shares of restricted stock with a grant date fair value of $11,750.
(7)	Mr. Perry resigned from the Board on January 20, 2009. As of December 31, 2008, Mr. Perry held options to purchase 23,781 shares of our common stock and 5,000 shares of restricted stock. During 2008, Mr. Perry received 5,000 shares of restricted stock with a grant date fair value of $11,750.
(8)	Mr. Peacock joined our board on December 23, 2008. Upon his election, Mr. Peacock received an initial grant of restricted stock of 10,000 shares. The grant date fair value of such stock grant was $25,800. As of December 31, 2008, Mr. Peacock held only such shares of restricted stock. Mr. Peacock decided not to stand for re-election at our upcoming annual stockholders meeting on May 29, 2009.
(9)	Mr. Sabba was elected to the Board on August 4, 2008. Upon his election, Mr. Sabba received an initial grant of restricted stock of 10,000 shares. The grant date fair value of such stock grant was $36,500.
(10)	Reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008 for stock and option awards, as applicable, as determined pursuant to FAS 123(R), without regards to estimates for forfeitures. These compensation costs reflect stock and option awards granted in and prior to the year ended December 31, 2008. The assumptions used to calculate the value of stock and option awards are set forth under Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 16, 2009.
(11)	Represents amounts paid to Mr. Aryeh under a consulting agreement to perform business development activities.

Narrative to Director Compensation Table

During 2008, non-employee members of our board of directors were paid fees for their service as a director and were reimbursed for expenses incurred in connection with such service. Each director received an annual fee of $10,000, plus $2,500 per day for each board meeting attended, $500 per day for each committee meeting attended on non-board meeting dates and $700 per day for each board or committee meeting in which he or she participated by telephone. In addition, the chairperson of the audit committee received an annual retainer fee of $12,000 and the chairpersons of the compensation and nominating and corporate governance committees each received an annual retainer fee of $8,000. Members of the audit committee received an annual retainer of $4,000, and members of all other committees received an annual retainer of $2,000. Additionally, Dr. Kozarich was paid a retainer in the amount of $20,000 for serving as the chairperson of the previously established science and technology committee.

Non-employee members of our board of directors are also eligible to participate in the automatic equity grant program in effect under the 2002 Plan. Prior to April 2007, at each annual meeting, non-employee directors were automatically granted an option to purchase 10,000 shares of our common stock with an exercise price per share equal to the fair market value per share of our common stock on the date of grant. Upon initial election to the board of directors, each non-employee director was automatically granted an option to purchase 20,000 shares of our common stock with an exercise price per share equal to the fair market value per share of our common stock on the date of grant. At each annual meeting, non-employee directors are automatically granted 5,000 shares of restricted stock, and upon initial election to the board of directors, each non-employee director is automatically granted 10,000 shares of restricted stock.

Effective as of April 2007, our board of directors approved an amendment to the foregoing automatic equity grant program. Under the new program, at each annual meeting, non-employee directors are automatically granted 5,000 shares of restricted stock, and upon initial election to the board of directors, each non-employee director is automatically granted 10,000 shares of restricted stock. The foregoing restricted stock awards will vest on the first anniversary of the date of grant and any unvested shares will be forfeited to the Company in the event a director ceases to serve on the board prior to the vesting of such shares. Additionally, the shares will vest in full in the event of a change of control or a hostile take-over, each as defined under our 2002 Plan.

Effective as of April 16, 2009, our board of directors approved a new amended and restated Director Compensation Policy. Under the new policy, each director will receive an annual fee of $30,000. No additional meeting fees will be paid. In addition, the chairperson of the board will receive an additional annual retainer of $20,000, the chairperson of the audit committee will receive an annual retainer fee of $12,000, the chairperson of the compensation committee will receive an annual retainer of $12,000 and the chairperson of the nominating and corporate governance committees will receive an annual retainer fee of $8,000. Members of the audit committee will receive an annual retainer of $10,000, members of the compensation committee will receive an annual retainer of $6,000 and members of the nominating and corporate governance committee will receive an annual retainer of $4,000.

Under the new policy, at each annual meeting, commencing with the Annual Meeting, non-employee directors will automatically be granted 5,000 shares of restricted stock and 15,000 stock options. The foregoing awards will vest in twelve equal monthly installments over the first year following the date of grant. Upon initial election to the board of directors, each non-employee director will automatically be granted 10,000 shares of restricted stock and 30,000 stock options. The foregoing awards will vest monthly over three years from the date of grant. Additionally, the awards will vest in full in the event of a change of control or a hostile take-over, each as defined under our 2002 Plan. In addition, the amended and restated Director Compensation Policy will adopt an ownership guideline so that members of the board will required to own at least 10,000 shares of stock after they have completed three years of board service.

Compensation Committee Interlocks and Insider Participation

Relationships and Independence of the Compensation Committee Members

During fiscal 2008, the compensation committee was composed of Messrs. Aryeh, Davis and Knott. No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as members of the Company’s board of directors or compensation committee.

Compensation Committee Report

The compensation committee of the Company’s board of directors has submitted the following report for inclusion in this proxy statement:

The compensation committee reviewed this Compensation Discussion and Analysis and discussed its contents with the Company’s management. Based on the review and discussions, the compensation committee has recommended to the board of directors that this Compensation Discussion and Analysis be included in this proxy statement and our annual report for the year ended December 31, 2008.

This report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the compensation committee.

Todd C. Davis, Chairperson of the Compensation Committee

Jason M. Aryeh

David M. Knott

Audit Committee Report

The following is the report delivered by the audit committee of the Company’s board of directors with respect to the principal factors considered by such Committee in its oversight of the accounting, auditing and financial reporting practices of the Company for 2008.

The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the Company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The audit committee reviewed and discussed with Grant Thornton LLP, who is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T. In addition, the audit committee has discussed with Grant Thornton LLP their independence from management and the Company, has received from Grant Thornton LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T and has considered the compatibility of non-audit services with the auditors’ independence.

The audit committee met with Grant Thornton LLP to discuss the overall scope of their services, the results of their audit and reviews, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. Grant Thornton LLP, as the Company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the Company’s reporting. The audit committee’s meetings with Grant Thornton LLP were held with and without management present. The audit committee is not employed by the Company, nor does it provide any expert assurance or professional certification regarding the Company’s financial statements. The audit committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the audit committee has recommended to the Company’s board of directors that the audited financial statements be included in this proxy statement and in our annual report for the year ended December 31, 2008.

This report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

David M. Knott, Chairperson of the Audit Committee

Todd C. Davis

John W. Kozarich

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of fiscal year 2008, with respect to which we were a party, will be a party, or otherwise benefited, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, nominee for director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Pursuant to our audit committee charter, the audit committee of our board of directors is responsible for reviewing and approving all transactions with related parties. We have not adopted written procedures for review of, or standards for approval of, these transactions, but instead the audit committee of our board of directors intends to review such transactions on a case by case basis. In addition, the compensation committee of our board of directors and/or our board of directors will review approve all compensation-related policies involving our directors and executive officers.

Transactions with Related Parties

The employment agreements we have entered into with each of our executive officers provide for severance benefits in specified circumstances, as well as benefits in connection with a change of control. See “Compensation Discussion and Analysis—Severance and Change of Control Arrangements.”

In March 2007, the Company entered into an indemnity fund agreement with Dorsey & Whitney LLP (“Dorsey”), counsel to the Company’s independent directors and to the audit committee of the board of directors. Under this agreement, the Company established in a Dorsey trust account a $10 million indemnity fund (the “Fund”) to support the Company’s existing indemnification obligations to continuing and departing directors in connection with the ongoing SEC investigation and related matters (the “Legacy Liabilities”). The indemnity fund agreement provides that the Fund may be disbursed by Dorsey on behalf of the directors to pay indemnified claims against the Legacy Liabilities, provided that the Company shall approve any such disbursements for Legacy Liabilities other than the SEC investigation. In April 2009, the Company was advised by the SEC that its ongoing investigation has been terminated and that no enforcement action has been recommended. Accordingly, as a result of the termination of the SEC’s investigation, on April 15, 2009 Dorsey released the balance of the Fund, amounting to $10.3 million, to Ligand.

Our amended and restated bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by the Delaware General Corporation Law. The Company is also empowered under its amended and restated bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnity agreements with each of its directors and officers.

In addition, the Company’s certificate of incorporation provides that to the fullest extent permitted by Delaware law, the Company’s directors will not be liable for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director’s duty to the Company or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Company or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the Company or its stockholders, for improper transactions between the director and the Company and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

All future transactions between the Company and its officers, directors, principal stockholders and affiliates will be approved by the audit committee or a majority of the independent and disinterested members of the board of directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that, during the period from January through December 2008, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were satisfied.

DEADLINE FOR PROPOSALS FOR NEXT ANNUAL MEETING

The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for the 2010 annual meeting of stockholders is January 2, 2010. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must also do so by January 2, 2010. Stockholders are advised to review our amended and restated bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. Our current amended and restated bylaws are available at the SEC’s website, www.sec.gov, or upon written request to our Corporate Secretary at the address listed below. Stockholder proposals should be directed to Corporate Secretary, Ligand Pharmaceuticals Incorporated, 10275 Science Center Drive, San Diego, California 92121.

In addition, the proxy solicited by the board of directors for the next annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal no later than a reasonable period of time prior to the mailing of proxy materials for such annual meeting.

ANNUAL REPORT ON FORM 10-K

A copy of the Annual Report of the Company on Form 10-K for the 2008 fiscal year has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at this annual meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

SOLICITATION OF PROXIES

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation material furnished to stockholders.

Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to directors, officers or employees of the Company for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

OTHER BUSINESS

As of the date of this proxy statement, the board of directors knows of no other business that will be presented for consideration at the annual meeting. If other matters are properly brought before the annual meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ CHARLES S. BERKMAN
Charles S. Berkman Vice President, General Counsel & Secretary

April 29, 2009

APPENDIX A

LIGAND PHARMACEUTICALS INCORPORATED

2002 STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED EFFECTIVE MAY 29, 2009)

ARTICLE ONE

GENERAL PROVISIONS

I.	PURPOSE OF THE PLAN

This 2002 Stock Incentive Plan is intended to promote the interests of Ligand Pharmaceuticals Incorporated, a Delaware corporation, by providing eligible persons in the Corporation’s and its Subsidiaries’ service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.	STRUCTURE OF THE PLAN

A. The Plan shall be divided into three separate equity incentives programs:

1. the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

2. the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock, and

3. the Other Stock Award Program under which eligible persons may, at the discretion of the Plan Administrator, be granted restricted stock units, stock appreciation rights and dividend equivalents.

B. The provisions of Articles One, Five and Six shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.	ADMINISTRATION OF THE PLAN

A. The Primary Committee shall have sole and exclusive authority to administer the Plan with respect to Section 16 Insiders (other than non-employee Board members, whose Awards shall be administered by the full Board, as provided below). Administration of the Plan with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary Awards for members of the Primary Committee must be authorized by a disinterested majority of the Board.

B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the equity incentive programs under its jurisdiction or any Award thereunder.

D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Awards under the Plan.

E. Notwithstanding the foregoing, the full Board shall administer the Plan with respect to any Awards to the non-employee members of the Board. In addition, in its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Primary Committee or any Secondary Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Primary Committee.

IV.	ELIGIBILITY

A. The persons eligible to participate in the Discretionary Option Grant, Stock Issuance and Other Stock Award Programs are as follows:

(i) Employees,

(ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares, the maximum term for which the option is to remain outstanding and such other terms and conditions of such option as the Plan Administrator determines are appropriate, (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares, the purchase price, if any, and consideration for such shares and such other terms and conditions of such issued shares as the Plan Administrator determines are appropriate, and (iii) with respect to other Awards under the Other Stock Awards Program, which eligible persons are to receive such Awards, the type of Award, the time or times when the issuances are to be made, the number of shares subject to such Award to be issued to each Participant, the vesting schedule (if any) applicable to the Awards, the consideration for such Awards and such other terms and conditions of such Awards as the Plan Administrator determines are appropriate.

V.	STOCK SUBJECT TO THE PLAN

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall be 16,675,529 shares, consisting of (i) the 6,075,529 shares that remained available for issuance, as of the Original Plan Effective Date, under the Predecessor Plan as last approved by the Corporation’s stockholders, including the shares subject to outstanding options under the Predecessor Plan, plus (ii) an additional increase of 750,000 shares that was approved by the Corporation’s stockholders in connection with the adoption of the Plan in 2002, plus (iii) an aggregate of 9,850,000 additional shares approved by the Corporation’s stockholders since the Original Plan Effective Date.

B. No one person participating in the Plan may receive Awards for more than 1,000,000 shares of Common Stock in the aggregate per calendar year.

C. Shares of Common Stock subject to outstanding Awards (including options transferred to this Plan from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent those Awards expire or terminate for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an Award under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise, vesting or payment of an Award under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the Award is exercised, vests or is paid, and not by the net number of shares of Common Stock issued to the holder of such Award.

D. If any change is made to the Common Stock by reason of any stock split, stock or cash dividend (other than normal cash dividends), recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise or purchase price per share in effect under each outstanding Award under the Plan, (v) the number and/or class of securities and exercise price per share in effect under each outstanding option transferred to this Plan from the Predecessor Plan, and (vi) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto). Such adjustments to the outstanding Awards are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such Awards. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

E. Subject to Article Two, Section III, Article Three, Section II and Article Four, Section V, in the event of any transaction or event described in Section V.D or any unusual or nonrecurring transactions or events affecting the Corporation, any affiliate of the Corporation, or the financial statements of the Corporation or any affiliate, or of changes in applicable laws, regulations or accounting principles, including, without limitation, a Change in Control or a Hostile Take-Over, the Plan Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Optionee’s or Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Plan Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

1. To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Optionee’s or Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section V.E the Plan Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Optionee’s or Participant’s rights, then such Award may be terminated by the Corporation without payment) or (B) the replacement of such Award with other rights or property selected by the Plan Administrator in its sole discretion;

2. To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar Awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

3. To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;

4. To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable award agreement; and

5. To provide that the Award cannot vest, be exercised or become payable after such event.

F. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Corporation assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock, for reasons of administrative convenience, the Corporation in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I.	OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A. EXERCISE PRICE.

1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of the documents evidencing the option, be payable in one or more of the forms specified below:

(i) cash or check made payable to the Corporation,

(ii) shares of Common Stock held by the Optionee or otherwise issuable upon exercise of the option and valued at Fair Market Value on the Exercise Date,

(iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale, or

(iv) with the consent of the Plan Administrator, a promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date. Notwithstanding any other provision of the Plan to the contrary, no Optionee who is a member of the Board or an “executive officer” of the Corporation within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an option, or continue any extension of credit with respect to the exercise of an option, with a loan from the Corporation or a loan arranged by the Corporation in violation of Section 13(k) of the Exchange Act.

B. EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

C. EFFECT OF TERMINATION OF SERVICE.

1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.

(iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D. STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E. REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death. Non-Statutory Options shall be subject to the same restriction, except that a Non-Statutory Option may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II.	INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Five and Six shall be applicable to Incentive Options. To the extent an option which is designated as an Incentive Option fails to meet the requirements of Section 422 of the Code, then such option shall be treated as a Non-Statutory Option. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A. ELIGIBILITY. Incentive Options may only be granted to Employees.

B. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

C. 10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.	CHANGE IN CONTROL/HOSTILE TAKE-OVER

A. In the event of a Change in Control, each outstanding option under the Discretionary Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of that Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall NOT become exercisable on such an accelerated basis if and to the extent: (i) such option is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout of that spread in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

B. All outstanding repurchase rights under the Discretionary Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of a Change in Control, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

C. Immediately following the consummation of the Change in Control, all outstanding options under the Discretionary Option Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

D. Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same (subject only to reduction by reason of rounding). To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Change in Control, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock, whether or not those options are to be assumed in the Change in Control transaction or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall immediately terminate upon the consummation of the Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.

F. The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall become exercisable for all the shares of Common Stock at the time subject to those options in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control transaction in which those options do not otherwise accelerate. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

G. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Hostile Take-Over, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall terminate automatically upon the consummation of such Hostile Take-Over, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program and the termination of one or more of the Corporation’s outstanding repurchase rights under such program upon the subsequent termination of the Optionee’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Hostile Take-Over.

H. The portion of any Incentive Option accelerated in connection with a Change in Control or Hostile Take-Over shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under the Federal tax laws.

I. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.	STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

A. PURCHASE PRICE.

1. The purchase price per share, if any, shall be fixed by the Plan Administrator.

2. Shares of Common Stock may be issued under the Stock Issuance Program for any form of consideration as the Plan Administrator may deem appropriate in each individual instance, including, without limitation:

(i) cash or check made payable to the Corporation, or

(ii) past services rendered to the Corporation (or any Parent or Subsidiary), or

(iii) future services to be rendered to the Corporation (or any Parent or Subsidiary).

B. RESTRICTIONS. Shares of Common Stock issued under this Stock Issuance Program shall be subject to such restrictions on transferability and other restrictions as the Plan Administrator may impose (including, without limitation, limitations on the right to vote such shares or the right to receive dividends on such shares). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Plan Administrator determines at the time of the grant of the shares or thereafter.

C. FORFEITURE. Except as otherwise determined by the Plan Administrator at the time of the grant of the shares or thereafter, upon termination of employment or service during the applicable restriction period, shares of Common Stock issued under this Stock Issuance Program that are at that time subject to restrictions shall be forfeited; provided, however, that, the Plan Administrator may (a) provide in any award agreement that restrictions or forfeiture conditions relating to such shares will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to such shares.

II.	CHANGE IN CONTROL/HOSTILE TAKE-OVER

A. All of the Corporation’s outstanding forfeiture restrictions or repurchase rights on any shares of Common Stock issued under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (i) those forfeiture restrictions or repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

B. The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s forfeiture restrictions or repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control transaction in which those forfeiture restrictions or repurchase rights are assigned to the successor corporation (or parent thereof) or are otherwise continued in effect.

C. The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation’s forfeiture restrictions or repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, either upon the occurrence of a Hostile Take-Over or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of that Hostile Take-Over.

III.	SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FOUR

OTHER STOCK AWARDS PROGRAM

I.	STOCK APPRECIATION RIGHTS

A. A stock appreciation right may be granted to any eligible person selected by the Plan Administrator. A stock appreciation right shall be subject to such terms and conditions not inconsistent with the Plan as the Plan Administrator shall impose and shall be evidenced by a stock appreciation right agreement.

B. A stock appreciation right shall entitle the Participant (or other person entitled to exercise the stock appreciation right pursuant to the Plan) to exercise all or a specified portion of the stock appreciation right (to the extent then exercisable pursuant to its terms) and to receive from the Corporation an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Common Stock on the date the stock appreciation right is exercised over (B) the Fair Market Value of the Common Stock on the date the stock appreciation right was granted and (ii) the number of shares of Common Stock with respect to which the stock appreciation right is exercised, subject to any limitations the Plan Administrator may impose.

C. Subject to Section I.B. above, payment of the amounts determined under Sections I.B. above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the stock appreciation right is exercised) or a combination of both, as determined by the Plan Administrator. To the extent any payment is effected in Stock, it shall be made subject to satisfaction of all provisions of Article Two above pertaining to options.

II.	DIVIDEND EQUIVALENTS

Any eligible person selected by the Plan Administrator may be granted dividend equivalents based on the dividends declared on the shares of Common Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Plan Administrator. Such dividend equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Plan Administrator. Dividend equivalents granted with respect to options or stock appreciation rights that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such option or stock appreciation right is subsequently exercised.

III.	RESTRICTED STOCK UNITS

The Plan Administrator is authorized to make Awards of restricted stock units (a right to shares of Common Stock deliverable in the future) to any eligible person selected by the Plan Administrator in such amounts and subject to such terms and conditions as determined by the Plan Administrator. At the time of grant, the Plan Administrator shall specify the date or dates on which the restricted stock units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Plan Administrator shall specify the maturity date applicable to each grant of restricted stock units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Corporation shall, subject to Article Six, Section V, transfer to the Participant one unrestricted, fully transferable share of Common Stock for each restricted stock unit scheduled to be paid out on such date and not previously forfeited.

IV.	OTHER TERMS

A. Except as otherwise provided herein, the term of any award of stock appreciation rights, dividend equivalents or restricted stock units shall be set by the Plan Administrator in its discretion.

B. Except as otherwise provided herein, the Plan Administrator may establish the exercise or purchase price, if any, of any award of stock appreciation rights, dividend equivalents or restricted stock units.

C. An award of stock appreciation rights, dividend equivalents or restricted stock units shall only be exercisable or payable prior to the Participant’s termination of Service; provided, however, that the Plan Administrator in its sole and absolute discretion may provide that an award of stock appreciation rights, dividend equivalents or restricted stock units may be exercised or paid subsequent to a termination of Service, as applicable, or following a Change in Control of the Corporation, or because of the Participant’s retirement, death or disability, or otherwise.

D. Payments with respect to any Awards granted under this Article Four shall be made in cash, in Stock or a combination of both, as determined by the Committee.

E. All Awards under this Article Four shall be subject to such additional terms and conditions as determined by the Plan Administrator and shall be evidenced by an award agreement.

V.	CHANGE IN CONTROL/HOSTILE TAKE-OVER

A. In the event of a Change in Control, each outstanding Award under the Other Stock Award Program shall automatically accelerate so that each such Award shall, immediately prior to the effective date of that Change in Control, become vested and exercisable and/or payable with respect to all the shares of Common Stock at the time subject to such Award and may be exercised or paid for any or all of those shares as fully vested shares of Common Stock. However, an outstanding Award shall NOT become vested and exercisable and/or payable on such an accelerated basis if and to the extent: (i) such Award is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such Award is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares for which the Award is not otherwise at that time vested, exercisable or payable and provides for subsequent payout of that spread in accordance with the same exercise/vesting/payment schedule applicable to those Award shares or (iii) the acceleration of such Award is subject to other limitations imposed by the Plan Administrator at the time of the Award grant.

B. Immediately following the consummation of the Change in Control, all outstanding Awards under the Other Stock Award Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

C. Each Award which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Change in Control had the Award been exercised or paid immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise or purchase price payable per share under each outstanding Award, provided the aggregate exercise or purchase price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding Awards under the Other Stock Award Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

D. The Plan Administrator shall have the discretionary authority to structure one or more outstanding Awards under the Other Stock Award Program so that those Awards shall, immediately prior to the effective date of a Change in Control, become vested and exercisable and/or payable exercisable for all the shares of Common Stock at the time subject to those Awards and may be exercised or paid for any or all of those shares as fully vested shares of Common Stock, whether or not those Awards are to be assumed in the Change in Control transaction or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Other Stock Award Program so that those rights shall immediately terminate upon the consummation of the Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.

E. The Plan Administrator shall have full power and authority to structure one or more outstanding Awards under the Other Stock Award Program so that those Awards shall become vested and exercisable and/or payable for all the shares of Common Stock at the time subject to those Awards in the event the Participant’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control transaction in which those Awards do not otherwise accelerate.

F. The Plan Administrator shall have the discretionary authority to structure one or more outstanding Awards under the Other Stock Award Program so that those Awards shall, immediately prior to the effective date of a Hostile Take-Over, become vested and exercisable and/or payable for all the shares of Common Stock at the time subject to those Awards and may be exercised or paid for any or all of those shares as fully vested shares of Common Stock. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding Awards under the Other Stock Award Program upon the subsequent termination of the Optionee’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Hostile Take-Over.

G. The outstanding Awards shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE FIVE

PERFORMANCE-BASED AWARDS

I.	PURPOSE

The purpose of this Article Five is to provide the Primary Committee the ability to qualify Awards other than options and stock appreciation rights and that are granted pursuant to the Plan as Qualified Performance-Based Compensation. If the Primary Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article Five shall control over any contrary provision contained in this Plan; provided, however, that the Primary Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article Five.

II.	APPLICABILITY

This Article Five shall apply only to those Covered Employees selected by the Primary Committee to receive Performance-Based Awards. The designation of a Covered Employee as an Optionee or a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as an Optionee or a Participant for a particular Performance Period shall not require designation of such Covered Employee as an Optionee or a Participant in any subsequent Performance Period and designation of one Covered Employee as an Optionee or a Participant shall not require designation of any other Covered Employees as an Optionee or a Participant in such period or in any other period.

III.	PROCEDURES WITH RESPECT TO PERFORMANCE-BASED AWARDS

To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Primary Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Primary Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Primary Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Primary Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

IV.	PAYMENT OF PERFORMANCE-BASED AWARDS

Unless otherwise provided in the applicable award agreement, an Optionee or Participant must be employed by the Corporation or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Optionee or Participant. Furthermore, an Optionee or a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Primary Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

V.	ADDITIONAL LIMITATIONS

Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE SIX

MISCELLANEOUS

I.	TAX WITHHOLDING

A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise, vesting or payment of Awards under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

B. The Plan Administrator may, in its discretion, provide any or all holders of Awards under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise, vesting or payment of their Awards. Such right may be provided to any such holder in either or both of the following formats:

Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise, vesting or payment of such Award, a portion of those shares with an aggregate Fair Market Value equal to the minimum required percentage of the Withholding Taxes.

Stock Delivery: The election to deliver to the Corporation, at the time the Award is exercised, vests or is paid, one or more shares of Common Stock previously acquired by such holder (other than in connection with the exercise, vesting or payment triggering the Withholding Taxes) and held for at least six (6) months (or such other period determined by the Plan Administrator) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

II.	EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan was initially adopted by the Board on March 7, 2002, and became effective on the Original Plan Effective Date. This amended Plan was adopted by the Board on April 16, 2009, and will become effective on the Amended Plan Effective Date.

B. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants or direct stock issuances shall be made under the Predecessor Plan after the Original Plan Effective Date. All options outstanding under the Predecessor Plan on the Original Plan Effective Date were transferred to the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so transferred shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such transferred options with respect to their acquisition of shares of Common Stock.

C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Changes in Control and Hostile Take-Overs, may, in the Plan Administrator’s discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

D. The Plan shall terminate upon the earliest to occur of (i) April 15, 2019, or (ii) the termination of all outstanding options in connection with a Change in Control. In the event of the termination of the Plan, then all option grants and unvested stock issuances outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

III.	AMENDMENT OF THE PLAN

A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations. Except as permitted by Article One, Section V, Article Two, Section III or Article Four, Section V in connection with a transaction specified in Article One, Section V.D or V.E (including, without limitation, any Change in Control, Hostile Take-Over, stock dividend, stock split, extraordinary cash dividend, recapitalization, combination of shares or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or stock appreciation rights or cancel, exchange, substitute, buyout or surrender outstanding Options or stock appreciation rights in exchange for cash, other Awards or Options or stock appreciation rights with an exercise price that is less than the exercise price of the original Options or stock appreciation rights without stockholder approval.

B. Awards may be granted under the Plan that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those Awards shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised Awards granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

IV.	USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

V.	REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares of Common Stock under the Plan shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it and the shares of Common Stock issued pursuant to it.

B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq Global Market, if applicable) on which Common Stock is then listed for trading.

C. All stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Plan Administrator deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Plan Administrator may place legends on any stock certificate to reference restrictions applicable to the Common Stock. In addition to the terms and conditions provided herein, the Board may require that an Optionee or Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Plan Administrator shall have the right to require any Optionee or Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Plan Administrator.

D. Notwithstanding any other provision of the Plan, unless otherwise determined by the Plan Administrator or required by any applicable law, rule or regulation, the Corporation shall not deliver to any Optionee or Participant certificates evidencing shares of Common Stock issued in connection with any award and instead such shares of Common Stock shall be recorded in the books of the Corporation (or, as applicable, its transfer agent or stock plan administrator).

E. In the event that the Corporation establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by an Optionee or a Participant may be permitted through the use of such an automated system.

VI.	NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

VII.	COMPLIANCE WITH SECTION 409A OF THE CODE

To the extent that the Plan Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the adoption of the Plan the Plan Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the adoption of the Plan), the Plan Administrator may adopt such amendments to the Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Plan Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

APPENDIX

The following definitions shall be in effect under the Plan:

A. AMENDED PLAN EFFECTIVE DATE shall mean the date the Plan shall become effective and shall be coincident with the first business day following the 2009 Annual Meeting of Stockholders scheduled to take place on May 29, 2009.

B. AWARD shall mean an option, stock issuance award, stock appreciation right award, restricted stock unit award or dividend equivalent award granted pursuant to the Plan.

C. BOARD shall mean the Corporation’s Board of Directors.

D. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation, or

(iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

E. CODE shall mean the Internal Revenue Code of 1986, as amended.

F. COMMON STOCK shall mean the Corporation’s common stock.

G. CORPORATION shall mean Ligand Pharmaceuticals Incorporated, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Ligand Pharmaceuticals Incorporated which shall by appropriate action adopt the Plan.

H. COVERED EMPLOYEE shall mean an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

I. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under Article Two of the Plan.

J. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

K. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

L. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq Global Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq Global Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

M. HOSTILE TAKE-OVER shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

(i) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination, or

(ii) a Hostile Tender-Offer.

N. HOSTILE TENDER-OFFER shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.

O. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

P. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

Q. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

R. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

S. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

T. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant Program.

U. ORIGINAL PLAN EFFECTIVE DATE shall mean May 16, 2002, the first business day following the date the Corporation’s shareholders initially approved the Plan.

V. OTHER STOCK AWARD PROGRAM shall mean the discretionary stock award grant program in effect under Article Four of the Plan

W. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

X. PARTICIPANT shall mean any person who is issued an Award under the Plan other than an option.

Y. PERFORMANCE-BASED AWARD shall mean an Award granted to selected Covered Employees which is subject to the terms and conditions set forth in Article Five.

Z. PERFORMANCE CRITERIA shall mean the criteria that the Primary Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period, determined as follows:

(i) The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), gross or net sales or revenue, net income (either before or after taxes), adjusted net income, operating earnings or profit, cash flow (including, but not limited to, operating cash flow and free cash flow), return on assets, return on capital, return on stockholders’ equity, total stockholder return, return on sales, gross or net profit or operating margin, costs, funds from operations, expenses, working capital, earnings per share, adjusted earnings per share, price per share of Stock, regulatory body approval for commercialization of a product, implementation or completion of critical projects, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The Primary Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(ii) The Primary Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: items related to a change in accounting principle, items relating to financing activities, expenses for restructuring or productivity initiatives, other non-operating items, items related to acquisitions, items attributable to the business operations of any entity acquired by us during the performance period, items related to the disposal of a business or segment of a business, items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards, items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period, other items of significant income or expense which are determined to be appropriate adjustments, items relating to unusual or extraordinary corporate transactions, events or developments, items related to amortization of acquired intangible assets, items that are outside the scope of our core, on-going business activities, items related to acquired in-process research and development, items relating to changes in tax laws, items relating to major licensing or partnership arrangements, items relating to asset impairment charges, items relating to gains or losses for litigation, arbitration and contractual settlements, or items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Qualified Performance-Based Compensation, such determinations will be made by the Primary Committee within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

AA. PERFORMANCE GOALS shall mean, for a Performance Period, the goals established in writing by the Primary Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Corporation performance or the performance of a division, business unit, or an individual.

BB. PERFORMANCE PERIOD shall mean the one or more periods of time, which may be of varying and overlapping durations, as the Primary Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

CC. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Awards granted to non-employee Board members, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

DD. PLAN shall mean the Corporation’s 2002 Stock Incentive Plan, as set forth in this document.

EE. PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

FF. PREDECESSOR PLAN shall mean the Corporation’s 1992 Stock Incentive Plan in effect immediately prior to the Original Plan Effective Date hereunder.

GG. PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

HH. QUALIFIED PERFORMANCE-BASED COMPENSATION means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

II. SECONDARY COMMITTEE shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Option Grant, Stock Issuance and Other Stock Award Programs with respect to eligible persons other than Section 16 Insiders.

JJ. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

KK. SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

LL. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

MM. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

NN. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under Article Three of the Plan.

OO. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

PP. 10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

QQ. WITHHOLDING TAXES shall mean the applicable income and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.

APPENDIX B

LIGAND PHARMACEUTICALS INCORPORATED

EMPLOYEE STOCK PURCHASE PLAN

(AS AMENDED AND RESTATED EFFECTIVE JULY 1, 2009)

I.	PURPOSE OF THE PLAN

This Employee Stock Purchase Plan is intended to promote the interests of Ligand Pharmaceuticals Incorporated, a Delaware corporation, by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll deduction-based employee stock purchase plan designed to qualify under Section 423 of the Code.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.	ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III.	STOCK SUBJECT TO PLAN

A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The aggregate number of shares of Common Stock reserved for issuance over the term of the Plan shall be 1,310,248 shares.

B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.	OFFERING PERIODS

A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive Offering Periods, which shall continue until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased (ii) the Plan Administrator shall have terminated the Offering Period as provided below or (iii) the Plan shall have been sooner terminated.

B. Each Offering Period shall be six (6) months in duration, commencing on each January 1 and July 1 during the term of the Plan. The Plan Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings (but in no event may the duration of any Offering Period under the Plan exceed twenty-four (24) months), or to provide that purchases shall be made more frequently under the Plan during each Offering Period, without stockholder approval pursuant to an action taken prior to the commencement of the first Offering Period to be affected thereafter.

C. The Plan Administrator may in its discretion terminate any ongoing Offering Period when, in the sole discretion of the Plan Administrator, such termination would be in the best interests of the Corporation or its stockholders, including, without limitation, to assure that the Corporation will not recognize, for financial reporting purposes, any compensation expense in connection with the shares of Common Stock offered for purchase under the Plan. Upon such early termination, a new Offering Period will begin at the time designated by the Plan Administrator.

V.	ELIGIBILITY

A. Each individual who is an Eligible Employee on the Entry Date of any Offering Period under the Plan may enter that Offering Period on such Entry Date, provided he or she remains an Eligible Employee.

B. Each Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization or such other forms as the Plan Administrator may determine) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.

C. A Participant’s completion of the enrollment forms will enroll such Participant in the Plan for each successive Offering Period on the terms contained therein until the Participant either submits new enrollment forms, withdraws from participation under the Plan or otherwise becomes ineligible to participate in the Plan.

VI.	PAYROLL DEDUCTIONS

A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an Offering Period may be any multiple of one percent (1%) of the Cash Earnings paid to the Participant during each Offering Period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect throughout the Offering Period, except to the extent such rate is changed in accordance with the following guidelines:

(i) The Participant may, at any time during an Offering Period, reduce his or her rate of payroll deduction (including to zero (0%)) to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Offering Period.

(ii) The Participant may, prior to the commencement of any new Offering Period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective on the start date of the first Offering Period following the filing of such form.

B. Payroll deductions shall begin on the first pay day administratively feasible following the Participant’s Entry Date into the Offering Period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that Offering Period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used by the Corporation for general corporate purposes.

C. Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

D. Subject to the terms and conditions contained herein, the Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different Offering Period.

VII.	PURCHASE RIGHTS

A. GRANT OF PURCHASE RIGHTS. A Participant shall be granted a separate purchase right for each Offering Period in which he or she participates. The purchase right shall be granted on the Participant’s Entry Date into the Offering Period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of one or more installments over the remainder of such Offering Period, upon the terms set forth below.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

B. EXERCISE OF THE PURCHASE RIGHT. Each purchase right shall be automatically exercised in one or more installments on each successive Purchase Date, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions for the Offering Period ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

C. PURCHASE PRICE. The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the Offering Period shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Entry Date for that Offering Period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

D. NUMBER OF PURCHASABLE SHARES. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the Offering Period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Offering Period by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant during any Offering Period shall not exceed 3,750 shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization as contemplated in Section III.B. above. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any Offering Period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and to establish limitations on the maximum number of shares that may be purchased in total by all Participants on each Purchase Date during that Offering Period.

E. EXCESS PAYROLL DEDUCTIONS. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in total by all Participants on the Purchase Date shall be promptly refunded.

F. SUSPENSION OF PAYROLL DEDUCTIONS. In the event that a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional shares of Common Stock on one or more Purchase Dates during the Offering Period in which he or she is enrolled, then no further payroll deductions shall be collected from such Participant with respect to those Purchase Dates. The suspension of such deductions shall not terminate the Participant’s purchase right for the Offering Period in which he or she is enrolled, and payroll deductions shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that Offering Period in compliance with the accrual limitations of Article VIII.

G. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

(i) A Participant may, at any time prior to the next scheduled Purchase Date in the Offering Period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Offering Period in which such termination occurs shall be refunded as soon as possible.

(ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the Offering Period for which the terminated purchase right was granted. In order to resume participation in any subsequent Offering Period, such Participant must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that Offering Period.

(iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Offering Period in which the purchase right so terminates shall be immediately refunded.

(iv) If a leave of absence is unapproved or fails to meet the requirements of Treasury Regulation Section 1.421-7(h)(2), the Participant will cease automatically to participate in the Plan. In such event, the Corporation will automatically cease to deduct the Participant’s payroll under the Plan and will pay to the Participant his or her total payroll deductions for the Offering Period, in cash in one lump sum (without interest), as soon as practicable after the participant ceases to participate in the Plan.

During a leave of absence approved by the Corporation or a Corporate Affiliate and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), a Participant may continue to participate in the Plan by making cash payments to the Company on each pay day equal to the amount of the Participant’s payroll deductions under the Plan for the pay day immediately preceding the first day of such Participant’s leave of absence. The payroll deductions of an individual who returns to active employment following an approved leave of absence or a leave of absence meeting the requirements of Treasury Regulation Section 1.421-7(h)(2) shall automatically resume at the rate in effect at the time such leave began, unless the Participant withdrew from the Plan during his or her leave of absence. If a leave of absence is unapproved or fails to meet the requirements of Treasury Regulation Section 1.421-7(h)(2), the Participant will cease automatically to participate in the Plan and all of the Participant’s payroll deductions for the Offering Period in which the purchase right so terminates shall be immediately refunded. An individual who returns to active employment following a leave of absence that was unapproved or fails to meet the requirements of Treasury Regulation Section 1.421-7(h)(2) will be treated as a new employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms).

H. CHANGE IN CONTROL. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control (or such other date prior to the occurrence of the Change in Control as is determined by the Plan Administrator), by applying the payroll deductions of each Participant for the Offering Period in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into the Offering Period in which such Change in Control occurs or (ii) the Fair Market Value per share of Common Stock on such date. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date, as may have been established by the Plan Administrator pursuant to Section VII.D. above.

The Corporation shall use its best efforts to provide at least ten (10) days’ prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

I. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded. In addition, the Plan Administrator may limit the total number of shares to be issued on any Purchase Date when, in the sole discretion of the Plan Administrator, such limitation would be in the best interests of the

Corporation or its stockholders, including without limitation to limit or eliminate any compensation expense to the Corporation in connection with the shares of Common Stock to be issued under the Plan. In the event of such a limitation, the Plan Administrator shall make a pro-rata allocation of the available shares and any appropriate refund as provided above.

J. ASSIGNABILITY. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

K. STOCKHOLDER RIGHTS. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII.	ACCRUAL LIMITATIONS

A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423)) of the Corporation or any Corporate Affiliate, would permit such Employee’s rights to purchase stock of the Corporation or any Corporate Affiliate to accrue at a rate which exceeds the $25,000 limit set forth in Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

B. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Offering Period, then the payroll deductions that the Participant made during that Offering Period with respect to such purchase right shall be promptly refunded.

C. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.	EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan was adopted by the Board on April 16, 2009, and became effective at the Effective Time.

B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last Trading Day in June 2019 or (ii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X.	AMENDMENT OF THE PLAN

A. The Board may alter, amend, suspend or terminate the Plan at any time. However, no such amendment, modification or termination may adversely affect any purchase rights outstanding under the Plan without the consent of the affected Plan participant if such Board action shall become effective prior to the close of the current Offering Period. However, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Corporation will not recognize, for financial reporting purposes, any compensation expense in connection with the shares of Common Stock offered for purchase under the Plan.

B. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation’s stockholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan to an amount less than 85% of the lower of (A) the Fair Market Value per share of Common Stock on the Entry Date for an Offering Period or (B) the Fair Market Value per share of Common Stock on the Purchase Date, whichever is lower, or (iii) modify the eligibility requirements for participation in the Plan.

XI.	GENERAL PROVISIONS

A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

D. All Eligible Employees of the Corporation (or of any Corporate Affiliate) will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 or applicable Treasury regulations will, without further act or amendment by the Corporation, the Board or the Plan Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury regulations.

APPENDIX

The following definitions shall be in effect under the Plan:

A. BOARD shall mean the Corporation’s Board of Directors.

B. CASH EARNINGS shall mean (i) the regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in one or more Offering Periods under the Plan plus (ii) all overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments received during such period. Such Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Cash Earnings shall NOT include any contributions made by the Corporation or any Corporate Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from such Cash Earnings).

C. CHANGE IN CONTROL shall mean a change in ownership of the Corporation pursuant to any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, UNLESS securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

(iii) the acquisition, directly or indirectly, by a person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by or is under common control with the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

D. CODE shall mean the Internal Revenue Code of 1986, as amended.

E. COMMON STOCK shall mean the Corporation’s common stock.

F. CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 423), whether now existing or subsequently established.

G. CORPORATION shall mean Ligand Pharmaceuticals Incorporated, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Ligand Pharmaceuticals Incorporated that shall by appropriate action adopt the Plan.

H. EFFECTIVE TIME shall mean July 1, 2009. Any Corporate Affiliate that becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

I. ELIGIBLE EMPLOYEE shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a). For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Corporation or Corporate Affiliate and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2). Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not provided either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

J. ENTRY DATE shall mean the first day of each Offering Period.

K. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined as follows: If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in THE WALL STREET JOURNAL. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

L. 1933 ACT shall mean the Securities Act of 1933, as amended.

M. OFFERING PERIOD shall mean each six (6) month period commencing on any January 1 or July 1 on or after the Effective Date. The duration and timing of Offering Periods may be changed pursuant to Section IV.B of the Plan.

N. PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

O. PARTICIPATING CORPORATION shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees.

P. PLAN shall mean the Corporation’s Employee Stock Purchase Plan, as set forth in this document.

Q. PLAN ADMINISTRATOR shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

R. PURCHASE DATE shall mean the last Trading Day of each Offering Period.

S. STOCK EXCHANGE shall mean any established national securities exchange, including, without limitation, the American Stock Exchange, the Nasdaq Stock Market or the New York Stock Exchange.

T. TRADING DAY shall mean any day on which the Common Stock is actually traded.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LIGAND PHARMACEUTICALS INCORPORATED

The undersigned hereby appoints John L. Higgins and Charles S. Berkman, as proxies, jointly and severally, with full power of substitution to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Ligand Pharmaceuticals Incorporated to be held at 9:00 a.m. local time at Ligand Pharmaceuticals Incorporated located at 10275 Science Center Drive, San Diego, California 92121 on Friday, May 29, 2009, or at any postponements or adjournments thereof, as specified on the reverse side, and to vote in their discretion on such other business as may properly come before the Meeting and any adjournments thereof.

Address Change/Comments

(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect(R) at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

Please mark your votes as indicated in this example [X]

FOR ALL WITHHOLD *EXCEPTIONS FOR ALL

FOR AGAINST ABSTAIN

ITEM 1 - Election of Directors Nominees:

Jason Aryeh, 05 David M. Knott,

Steven J. Burakoff, 06 John W. Kozarich,

Todd C. Davis, 07 Stephen L. Sabba

John L. Higgins,

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

ITEM 2 - Approval of Amended and Restated Ligand Pharmaceuticals Incorporated 2002 Stock Incentive Plan

ITEM 3 - Approval of Amended and Restated Employee Stock Purchase Plan

ITEM 4 - Ratification of Appointment of Independent Registered Accounting Firm

Mark Here for Address Change or Comments SEE REVERSE

Will Attend Meeting

YES

Signature Signature Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

A FOLD AND DETACH HERE A

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

LIGAND PHARMACEUTICALS INCORPORATED

INTERNET http://www.proxyvoting.com/lgnd

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

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TELEPHONE 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.